Exhibit 10(a)

EXECUTION COPY



                            FLEET CAPITAL CORPORATION

                                     LOAN TO

                          UNITED INDUSTRIAL CORPORATION
                                       AND
                                 AAI CORPORATION

                             DETROIT STOKER COMPANY

                          AAI ENGINEERING SUPPORT INC.

                           AAI/ACL TECHNOLOGIES, INC.
                                       AND
                     MIDWEST METALLURGICAL LABORATORY, INC.





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                           LOAN AND SECURITY AGREEMENT

                           DATED: AS OF JUNE 28, 2001

                                UP TO $32,000,000


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
                                Table of Contents

                                                                            Page
                                                                            ----

SECTION 1.       CREDIT FACILITY...............................................3
        1.1      Revolving Loans...............................................3
        1.2      Letters of Credit; LC Guaranties..............................4

SECTION 2.       INTEREST, FEES AND CHARGES....................................4
        2.1      Interest......................................................4
        2.2      Computation of Interest and Fees..............................4
        2.3      Closing Fee...................................................4
        2.4      Letter of Credit and LC Guaranty Fees.........................5
        2.5      Unused Line Fee...............................................5
        2.6      [Intentionally Omitted].......................................5
        2.7      Audit and Appraisal Fees......................................5
        2.8      Reimbursement of Expenses.....................................5
        2.9      Bank Charges..................................................6

SECTION 3.       LOAN ADMINISTRATION...........................................6
        3.1      Manner of Borrowing Revolving Loans...........................6
        3.2      Payments......................................................8
        3.3      Mandatory and Optional Prepayments...........................10
        3.4      Application of Payments and Collections......................10
        3.5      All Loans to Constitute One Obligation.......................10
        3.6      Loan Account.................................................11
        3.7      Statements of Account........................................11
        3.8      Increased Costs..............................................11
        3.9      Basis for Determining Interest Rate Inadequate or Unfair.....12

SECTION 4.       TERM  AND  TERMINATION.......................................12
        4.1      Term of Agreement............................................12
        4.2      Termination..................................................12

SECTION 5.       SECURITY INTERESTS...........................................12
        5.1      Security Interest in Collateral..............................12
        5.2      Lien Perfection; Further Assurances..........................12
        5.3      Security Interest in Realty..................................12
        5.4      Security Interest in Pledged Stock...........................12

SECTION 6.       COLLATERAL ADMINISTRATION....................................12
        6.1      General......................................................12
        6.2      Administration of Accounts...................................12
        6.3      Administration of Inventory..................................12
        6.4      Administration of Equipment..................................12
        6.5      Payment of Charges...........................................12


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
                                Table of Contents
                                   (continued)


SECTION 7.       REPRESENTATIONS AND WARRANTIES...............................12
        7.1      General Representations and Warranties.......................12
        7.2      Reaffirmation of Representations and Warranties..............12
        7.3      Survival of Representations and Warranties...................12

SECTION 8.       COVENANTS AND CONTINUING AGREEMENTS..........................12
        8.1      Affirmative Covenants........................................12
        8.2      Negative Covenants...........................................12
        8.3      Specific Financial Covenants.................................12

SECTION 9.       CONDITIONS  PRECEDENT........................................12
        9.1      Documentation................................................12
        9.2      Certificates of Borrowers....................................12
        9.3      Other Loan Documents.........................................12
        9.4      No Default...................................................12
        9.5      Availability.................................................12
        9.6      Perfection of Security Interests.............................12
        9.7      Opinions of Counsel..........................................12
        9.8      Insurance Policies...........................................12
        9.9      Appraisals and Landlord Waivers..............................12
        9.10     Material Litigation..........................................12
        9.11     Consents.....................................................12
        9.12     Employment Agreements........................................12
        9.13     References...................................................12
        9.14     Representations and Warranties...............................12
        9.15     Fees.........................................................12
        9.16     Due Diligence................................................12
        9.17     Results of Pre-Closing Audit.................................12
        9.18     Major Contract Fiscal Review Report..........................12
        9.19     Post-Closing Letter..........................................12
        9.20     Other Documents..............................................12

SECTION 10.      POST CLOSING MATTERS.........................................12
        10.1     Phase II Reports and/or Environmental Insurance..............12
        10.2     Michigan Real Property.......................................12
        10.3     Borrowing Base Amendment.....................................12
        10.4     Bank Accounts................................................12
        10.5     Accounts Payable Aging.......................................12
        10.6     Certificates of Good Standing................................12

SECTION 11.      EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT............12
        11.1     Events of Default............................................12
        11.2     Acceleration of the Obligations..............................12


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
                                Table of Contents
                                   (continued)


        11.3     Other Remedies...............................................12
        11.4     Remedies Cumulative; No Waiver...............................12

SECTION 12.      MISCELLANEOUS................................................12
        12.1     Power of Attorney............................................12
        12.2     Indemnity....................................................12
        12.3     Modification of Agreement; Sale of Interest..................12
        12.4     Severability.................................................12
        12.5     Successors and Assigns.......................................12
        12.6     Cumulative Effect; Conflict of Terms.........................12
        12.7     Execution in Counterparts....................................12
        12.8     Notice.......................................................12
        12.9     Lender's Consent.............................................12
        12.10    Credit Inquiries.............................................12
        12.11    Time of Essence..............................................12
        12.12    Entire Agreement.............................................12
        12.13    Interpretation...............................................12
        12.14    GOVERNING LAW; CONSENT TO FORUM..............................12
        12.15    WAIVERS  BY  BORROWERS.......................................12
        12.16    Confidentiality..............................................12
        12.17    Release of Certain Borrowers.................................12

                                LIST OF EXHIBITS


 Exhibit A                  Form of Umbrella Note
 Exhibit B                  Form of Borrowing Notice
 Exhibit C                  Form of Conversion Notice
 Exhibit D                  Form of Request for Issuance of Letter of Credit
 Exhibit E                  Form of Pledge Agreement
 Exhibit F                  Form of Grant of Intellectual Property Security
                             Interest
 Exhibit I                  Form of Borrowing Base Certificate
 Exhibit J                  Form of Compliance Certificate
 Exhibit K                  Form of Dominion Account Control Agreement
 Exhibit L                  Form of Tri-Party Blocked Account Agreement

 Exhibit 2.4                Transactional and Processing Fees
 Exhibit 7.1.1              Jurisdictions  in which each Borrower is
                             Incorporated, Authorized to do Business and has its Principal Place of Business
 Exhibit 7.1.4              Capital Structure of Borrowers
 Exhibit 7.1.5              Corporate Names
 Exhibit 7.1.6              Each Borrower's Business Locations
 Exhibit 7.1.13             Surety Obligations
 Exhibit 7.1.14             Tax Identification Numbers
 Exhibit 7.1.16             Patents, Trademarks, Copyrights and Licenses
 Exhibit 7.1.19             Contracts Restricting Borrower's Right to Incur
                             Debts
 Exhibit 7.1.20             Litigation
 Exhibit 7.1.22             Capitalized Leases and Operating Leases
 Exhibit 7.1.23             Pension Plans
 Exhibit 7.1.25             Labor Contracts
 Exhibit 7.1.26             Environmental Conditions
 Exhibit 8.1.5              Bank Accounts
 Exhibit 8.2.5              Permitted Liens




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
                           LOAN AND SECURITY AGREEMENT


           THIS LOAN AND SECURITY AGREEMENT is made this 28th day of June, 2001, by and among FLEET CAPITAL CORPORATION ("FCC" or "Lender"), a Rhode Island corporation with an office at 60 East 42nd Street, New York, N.Y. 10017; and UNITED INDUSTRIAL CORPORATION ("UIC"), a Delaware corporation, and the following of its subsidiaries: AAI CORPORATION ("AAI"), a Maryland corporation, DETROIT STOKER COMPANY ("Detroit"), a Michigan corporation; AAI ENGINEERING SUPPORT INC. ("ESI"), a Maryland corporation, AAI/ACL TECHNOLOGIES, INC. ("ACL"), a Maryland corporation and MIDWEST METALLURGICAL LABORATORY, INC. ("Midwest"), a Michigan corporation (each a "Borrower" and collectively the "Borrowers"), each with a principal place of business at the location specified in Exhibit 7.1.1 hereto. Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions attached hereto and forming part hereof. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

                     WHEREAS, pursuant to a Credit Agreement, dated October 13, 1994 (the "Original Credit Agreement"), First Fidelity Bank, National Association, and the Bank of Baltimore agreed to extend credit to Borrower, on a revolving credit basis, in an amount not to exceed Twenty Million Dollars ($20,000,000.00), which amount might be increased to up to Thirty Million Dollars ($30,000,000.00), the credit being evidenced by separate Revolving Credit Notes, dated October 13, 1994, and payable to the order of First Fidelity Bank, National Association and the Bank of Baltimore (the "Original Notes"), the Original Notes being secured by a Deed of Trust and Security Agreement, dated October 13, 1994 (the "Deed of Trust"), to J. Clinton Kelly and Pamela M. Williams, Trustees and recorded among the land records of Baltimore County, Maryland, in Liber S.M. 10799 at folio 180. The Deed of Trust conveyed certain property in Baltimore County, Maryland, more particularly described in the Deed of Trust and hereinafter; and

                     WHEREAS, First Union Commercial Corporation ("First Union") has acquired all of the rights of First Fidelity Bank, National Association and the Bank of Baltimore as the lender under the Original Credit Agreement and is the owner and holder of the Original Notes and the party secured by the Deed of Trust; and

                     WHEREAS, TRSTE, Inc. was substituted as trustee under the Deed of Trust in the place and stead of J. Clinton Kelly and Pamela M. Williams under the Deed of Trust, pursuant to a Deed of Appointment of Substitute Trustee, executed by First Union, and recorded in said land records; and

                     WHEREAS, Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement, dated as of June 11, 1997 (the "First Union Credit Agreement"), Borrower, First Union and others restructured the Original Credit Agreement into: (i) a revolving loan facility in the maximum principal amount of Seventeen Million, Five Hundred Thousand Dollars $17,500,000.00) (the "Revolving Loan") which Revolving Loan was modified and increased to an aggregate maximum principal amount of Twenty-Five Million Three Hundred Forty-Two Thousand and 00/100 Dollars ($25,342,000.00) to be used by Borrower for working capital and to finance the performance of government contracts; and
(ii) a term loan facility in the original principal amount of Six Million, Two Hundred Fifty Thousand Dollars ($6,250,000.00) (the "Term Loan") to be used by Borrower for working capital purpose and to finance the performance of Government Contracts, other contracts and for any other lawful business purpose, except purposes prohibited by the First Union Credit Agreement; and

                     WHEREAS, the Revolving Loan is evidenced by a Revolving Note, dated as of June 11, 1997, by and among each Borrower and certain other corporations, as maker, and First Union, as payee, as amended by First Amendment to Revolving Note, dated March 31, 2000, and Second Amendment to Revolving Note, dated November 14, 2000 and Third Amendment to Revolving Note, dated January 24, 2001 (the "Revolving Note"); and, the Term Loan is evidenced by a Term Note, dated as of June 11, 1997, by and among each Borrower and certain other corporations, as maker, and First Union, as payee (the "Term Note"). The Revolving Note and the Term Note do not constitute a novation of the Original Notes issued under the Original Credit Agreement; instead, the Revolving Note and the Term Note (collectively, the "First Union Notes") constitute a modification and restatement of the indebtedness evidenced collectively by the Original Notes issued under the Original Credit Agreement; and

                     WHEREAS, the Deed of Trust, as heretofore modified, has been assigned by First Union to Lender by a conveyance of even date herewith from the Trustee under the Deed of Trust; and

                     WHEREAS, the parties hereto confirm that there are no amounts due and owing with respect to the Term Note as of the date hereof; and

                     WHEREAS, the Lender has agreed to make Loans to the Borrowers in an amount not to exceed the Maximum Credit Facility, which Loans shall be evidenced by the Umbrella Note; and

                     WHEREAS, the parties hereto on the date hereof entered into that certain Amended and Restated Deed of Trust (the "Fleet Deed"), which Fleet Deed amends the Deed of Trust and secures the payment of the Umbrella Note and each Borrower's Obligations under this Agreement; provided that, notwithstanding the foregoing, in no event shall the principal amount secured by the Fleet Deed exceed an aggregate amount of Twenty-Five Million Dollars ($25,000,000.00);

                     WHEREAS, this Agreement is intended to completely amend and restate the First Union Credit Agreement, all of the terms and conditions of which shall be deemed to be merged into this Agreement and superseded by this Agreement. The Umbrella Note shall not be construed as constituting a novation of either of the promissory notes issued under the First Union Credit Agreement, and the two promissory notes issued under the First Union Credit Agreement shall be deemed, collectively, to be modified and restated in their entirety by the Umbrella Note.

                     NOW THEREFORE, the parties hereto agree that the First Union Credit Agreement is hereby amended and restated in its entirety to read as follows:

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
SECTION 1. CREDIT FACILITY

           Subject to the terms and conditions of, and in reliance upon the representations and warranties made in this Agreement and the other Loan Documents, Lender agrees to make an amount of up to $32,000,000 (the "Maximum Credit Facility") available upon Borrower's request therefor, as follows:

           1.1 Revolving Loans.

           1.1.1 Loans and Reserves. Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Loans to Borrowers from time to time, as requested by the Designated Borrower in the manner set forth in Section 3.1.1 and, in the case of LIBOR advances,
           Section 3.1.4 hereof, up to a maximum principal amount at any time outstanding equal to the lesser of (i) the Borrowing Base at such time, minus the LC Amount and reserves, if any, including, without limitation, reserves for Environmental Claims and (ii) $10,000,000. Lender shall have the right to establish reserves in its reasonable judgment in such amounts, and with respect to such matters, as Lender shall deem necessary or appropriate, against the amount of Revolving Loans which Borrowers may otherwise request under this Section 1.1.1, including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, or other matters for which credit memoranda are issued in the ordinary course of Borrowers' businesses;
           (ii) shrinkage, spoilage and obsolescence of Inventory; (iii) slow moving Inventory; (iv) other sums chargeable against Borrowers' Loan Account as Revolving Loans under any section of this Agreement; (v) amounts owing by Borrowers to any Person to the extent secured by a Lien on, or trust over, any Property of any Borrower; and (vi) such other matters, events, conditions or contingencies as to which Lender, in its reasonable credit judgment, determines reserves should be established from time to time hereunder, including, without limitation, Environmental Claims. Notwithstanding the amount of the Maximum Credit Facility referred to above and anything to the contrary stated in this Agreement, if the aggregate of all Loans outstanding hereunder (x) exceeds at any time $25,000,000 (the "Minimum Credit Facility") and (y) are not fully collateralized as evidenced by the Borrowing Base Certificate, the Borrowers shall forthwith fully cash collateralize any and all such excess amounts and/or such shortfalls in Collateral, in a manner acceptable to the Lender in its reasonable discretion, up to the Maximum Credit Facility. The Maximum Credit Facility shall be evidenced by the Umbrella Note, subject to the terms and conditions of this Agreement. The Borrowers may borrow, repay and reborrow the Revolving Loans. Each Borrower shall be jointly and severally liable for the Obligations.

           1.1.2 Use of Proceeds. The Revolving Loans shall be used primarily for the issuance of standby Letters of Credit primarily relating to the performance by the Borrowers of their respective obligations under the Government Contracts, the satisfaction of existing Indebtedness of Borrowers to First Union and for Borrowers' working capital, general operating capital needs and general corporate purposes in a manner consistent with the provisions of this Agreement and all applicable laws.

           1.2 Letters of Credit; LC Guaranties. Lender agrees, for so long as no Default or Event of Default exists, upon three Business Days' prior written notice submitted with Bank's application duly completed (in the form of Exhibit D hereto) by Designated Borrower on behalf of any Borrower, to (i) issue its, or cause to be issued the Bank's or its Affiliate's, Letters of Credit for the account of such Borrower or (ii) execute LC Guaranties' by which Lender, the Bank or any Affiliate shall guaranty the payment or performance by any Borrower of its reimbursement obligations with respect to Letters of Credit. No Letter of Credit or LC Guarantee may have an expiration date that is after the last day of the Original Term or the then applicable Renewal Term. Any amounts paid by Lender under any LC Guaranty or in connection with any Letter of Credit shall be treated as Revolving Loans, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolving Loans.

SECTION 2. INTEREST, FEES AND CHARGES

           2.1 Interest

           2.1.1 Rates of Interest. Interest shall accrue on the principal amount of the Revolving Loans outstanding at the end of each day at a fluctuating rate per annum equal to the Base Rate or the LIBOR Rate, at Designated Borrower's option, plus the Applicable Margin. The Base Rate shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs.

           2.1.2 Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to 2% above the interest rate otherwise applicable thereto (the "Default Rate").

           2.1.3 Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

           2.2 Computation of Interest and Fees. Interest, Letter of Credit and LC Guaranty fees, closing fees and unused line fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the first Business Day after receipt by Lender of such items in Lender's account at Bank located at Hartford, Connecticut 06115.

           2.3 Closing Fee. Borrowers shall pay to Lender a closing fee of $250,000, which shall be fully earned, nonrefundable and paid on the Closing Date.

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
           2.4 Letter of Credit and LC Guaranty Fees. Upon each issuance of any Letter of Credit or LC Guaranty the Borrowers shall pay to Lender through its Treasury and International Services Group, quarterly in arrears, the Applicable Margin for LIBOR Advances, multiplied by the LC Amount of such Letter of Credit, plus, if the credit facility under this Agreement is syndicated by Lender, a fronting fee of .25% per annum to the issuer of such Letter of Credit (the "L/C Issuer") or LC Guaranty plus all transactional and processing fees as outlined in Exhibit 2.4 hereto.

           2.5 Unused Line Fee. Borrower shall pay to Lender a fee equal to 3/8% per annum of the average monthly amount by which the portion of the Maximum Credit Facility not required to be cash collateralized exceeds the sum of the outstanding principal balance of the Revolving Loans, plus the LC Amount. The unused line fee shall be payable monthly in arrears on the first day of each calendar month hereafter.

           2.6 [Intentionally Omitted]

           2.7 Audit and Appraisal Fees. Subject to Section 8.1.1, Borrowers shall pay to Lender audit and appraisal fees in accordance with Lender's current schedule of fees in effect from time to time in connection with audits and appraisals of each Borrower's books and records and such other matters as Lender shall deem appropriate, plus all out-of-pocket expenses incurred by Lender in connection with such audits and appraisals. Audit fees shall be payable on the first day of the month following the date of issuance by Lender of a request for payment thereof to any Borrower and the rates in effect at present are as set forth in Section 8.1.1 hereof.

           2.8 Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, any Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or any Borrower's affairs (other than, subject to Sections 3.8 and 3.9 hereof, such actions between Lender and any Participating Lender); (iv) any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such reasonable legal and accounting expenses, other costs and out-of-pocket expenses of Lender shall be charged to Borrowers. All amounts chargeable to Borrowers under this
Section 2.8 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Base Rate Advances from time to time. Borrowers shall also reimburse Lender for reasonable expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in Section 6 hereof.

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
           2.9 Bank Charges. Borrowers shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrowers or any other Person on behalf of any Borrower, by Lender, of proceeds of loans made by Lender to any Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender, of any check or item of payment received or delivered to Lender on account of the Obligations.

SECTION 3. LOAN ADMINISTRATION.

           3.1 Manner of Borrowing Revolving Loans. Borrowings under the Maximum Credit Facility established pursuant to Section 1 hereof shall be as follows:

           3.1.1 Loan Requests. Subject to Section 3.1.4 in the case of LIBOR Advances, a request for a Revolving Loan shall be made in the following manner: (i) Designated Borrower may give Lender notice of any Borrower's intention to borrow, in which notice, Designated Borrower shall specify the name of the Borrower, the amount of the proposed borrowing, the type of Loan, the proposed borrowing date, being no later than 11:00 a.m. New York time on the proposed borrowing date (each a "Borrowing Notice"); provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Loan at the Base Rate on the due date in the amount required to pay such interest or other Obligation, unless otherwise paid or unless at the end of an Interest Period in respect of a LIBOR Advance, a request is made for a new LIBOR Advance. As an accommodation to Borrowers, Lender may permit telephonic or electronic requests for loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Designated Borrower. Unless UIC specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from any Designated Borrower, Lender shall have no liability to any Borrower for any loss or damage suffered by any such Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by a Designated Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the sender thereof.

           3.1.2 Disbursement. Borrowers hereby irrevocably authorize Lender to disburse the proceeds of each Revolving Loan requested, or deemed to be requested, pursuant to Section 3.1.1, as follows: (i) the proceeds of each Revolving Loan requested under Section 3.1.1(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of any borrowing, in accordance with the terms of the Borrowing Notice, by wire transfer to the Loan Account; and (ii) the proceeds of each Revolving Loan requested under Section 3.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

           3.1.3 Authorization. Borrowers hereby irrevocably authorize Lender, in Lender's sole discretion, to advance to Borrowers, and to charge to the Loan Account hereunder as a Base Rate Advance, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month or Interest Period, as applicable, and to pay all other costs, fees and expenses (including, without limitation, attorneys' fees) at any time owed by any Borrower hereunder.

           3.1.4 LIBOR Advances. Notwithstanding the provisions of Section 3.1.1, in the event any Borrower desires to obtain a LIBOR Advance, a Designated Borrower shall give Lender a Borrowing Notice to such effect no later than 11:00 A.M. New York time on the second (2nd) Business Day prior to the requested borrowing date specifying (i) the name of Borrower electing to obtain a LIBOR Advance, (ii) the date of the proposed borrowing (which shall be a Business Day), (iii) the amount to be borrowed, which amount shall be in a minimum principal amount of $500,000 and may increase in integral multiples of $100,000, (iv) the requested Interest Period, and (v) otherwise conforming to the requirements of Section 3.1.1 above. In no event shall the Borrowers be permitted to have outstanding at any one time
           (i) more than three (3) LIBOR Advances or (ii) LIBOR Advances with more than three (3) different Interest Periods.

           3.1.5 Conversion of Advances. Provided that no Default or Event of Default has occurred which is then continuing, the Borrowers may, on any Business Day, convert any Base Rate Advance into a LIBOR Advance or any LIBOR Advance to a Base Rate Advance. If any Borrower desires to convert a Base Rate Advance or a LIBOR Advance, a Designated Borrower shall give Lender not less than two (2) Business Days' prior written notice (prior to 11:00 A.M. New York time on such Business
           Day), specifying the type of advance being converted, the date of such conversion and the amount to be converted and otherwise substantially complying with the requirements of Exhibit C hereto. Each such conversion shall be in a minimum principal amount of $500,000 and may increase in integral multiples of $100,000 in excess thereof.

           3.1.6 Continuation of LIBOR Advances. The Borrowers shall have the right on two (2) Business Days' prior irrevocable written notice given to Lender by a Designated Borrower (prior to 11:00 A.M. New York time on such Business Day), subject to the provisions hereof and otherwise substantially complying with the requirements of Exhibit C hereto, to continue any LIBOR Advance into a subsequent Interest Period of the same or a different permitted duration, in each case subject to the satisfaction of the following conditions:

           (i) in the case of a continuation of less than all LIBOR Advances, the LIBOR Advances continued shall each be in a minimum principal amount of $500,000 and may increase in integral multiples of $100,000; and

           (ii) no LIBOR Advance (or portion thereof) may be continued as a LIBOR Advance if a Default or Event of Default has occurred which is then continuing or if, after giving effect to such continuation, the Borrowers shall have outstanding more than three (3) separate LIBOR Advances in the aggregate.

           If a Designated Borrower shall fail to give timely notice of its election to continue any LIBOR Advance or portion thereof as provided above, or if such continuation shall not be permitted, such LIBOR Advance or portion thereof, unless such LIBOR Advance shall be repaid, shall automatically be converted into a Base Rate Advance at the end of the applicable Interest Period.

           3.1.7 Inability to Make LIBOR Advances. Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender (for purposes of this Section 3.1.7, the term "Lender" shall include the office or branch where Lender or any corporation or bank then controlling any Lender or any Participating Lender makes or maintains any LIBOR Advances) to make or maintain its LIBOR Advances, or if with respect to any Interest Period, Lender is unable to determine the LIBOR Rate relating thereto, or adverse or unusual conditions in, or changes in applicable law relating to, the London interbank market make it, in the reasonable judgment of Lender, impracticable to fund therein any of the LIBOR Advances or make the projected LIBOR Rate unreflective of the actual costs of funds therefor to Lender, the obligation of Lender to make LIBOR Advances hereunder shall forthwith be suspended during the pendency of such circumstances and Borrowers shall, if any affected LIBOR Advances are then outstanding, promptly upon request from Lender, convert such affected LIBOR Advances into Base Rate Advances.

           3.2 Payments. Except where evidenced by notes or other instruments issued or made by any Borrower (with the consent of UIC) to Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

           3.2.1 Principal. Outstanding principal payable on account of the Loans shall be payable by the Borrowers to Lender immediately upon the earliest of (i) the receipt by Lender or any Borrower of any proceeds of any of the Collateral, to the extent of said proceeds if an Event of Default shall have occurred and be continuing, (ii) promptly upon the occurrence of any Event of Default, in consequence of which, Lender elects to accelerate the maturity and payment of the Obligations, (iii) the termination of this Agreement pursuant to
           Section 4 hereof or (iv) upon the Termination Date; provided, however, that if an Overadvance shall exist at any time, the Borrowers shall, on demand by Lender, repay the Overadvance. Each payment (including any principal prepayment) by any Borrower on account of principal of the Loans shall be applied first to Base Rate Advances, then to LIBOR Advances, provided that if such payment is made at the end of an Interest Period it shall be applied to the LIBOR Advances.

           3.2.2 Interest. Unpaid interest accrued on the Loans shall be due on each of the following (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month in the case of Base Rate Advances and at the end of the applicable Interest Period in the case of each LIBOR Advance, (ii) promptly upon the occurrence of an Event of Default in consequence of which, Lender elects to accelerate the maturity and payment of the Obligations, (iii) the termination of this Agreement pursuant to Section 4 hereof, and (iv) upon the Termination Date.

           3.2.3 Costs, Fees and Charges. All amounts due hereunder, including without limitation, principal, interest, costs, fees and charges payable pursuant hereto shall be payable by Borrowers to Lender as and when provided herein or to any other Person designated by Lender in writing. Notwithstanding anything to the contrary contained herein, Borrowers hereby authorize the Lender to withdraw any such payments when due from the Loan Account. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrowers to Lender on the Termination Date.

           3.2.4 [Intentionally Omitted]

           3.2.5 Prepayment of LIBOR Advances; Breakage Fees; etc. Any Borrower may prepay a LIBOR Advance only upon at least five (5) Business Days prior written notice to Lender from a Designated Borrower (which notice shall be irrevocable), and any such prepayment shall occur only on the last day of the Interest Period for such LIBOR Advance. Borrowers shall pay to Lender, upon request of Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of Lender) to compensate Lender for any loss, cost, or expense incurred as a result of: (i) any repayment of a LIBOR Advance on a date other than the last day of the Interest Period for such Loan; (ii) any failure by Borrowers to borrow a LIBOR Advance on the date specified by a Designated Borrower's Borrowing Notice; or (iii) any failure by Borrowers to repay a LIBOR Advance on the date for payment specified in a Designated Borrower's written notice. Without limiting the foregoing, Borrowers shall pay to Lender a "yield maintenance fee" in an amount computed as follows: the current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the Interest Period applicable to the LIBOR Advance as to which the prepayment is made, shall be subtracted from the LIBOR Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no "yield maintenance fee." If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period chosen pursuant to the LIBOR Advance as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen applicable to the LIBOR Advance as to which the prepayment is made. The resulting amount shall be the "yield maintenance fee" due to Lender upon the payment of a LIBOR Advance. If by reason of an Event of Default, Lender elects to declare the Obligations to be immediately due and payable, then any "yield maintenance fee" with respect to, a LIBOR Advance shall become due and payable in the same manner as though any Borrower had exercised such right of prepayment.

           3.3 Mandatory and Optional Prepayments.

           3.3.1 Proceeds of Sale, Loss, Destruction or Condemnation of Collateral. Except as provided in Section 6.4.2 hereof, if any Borrower sells any of the Collateral, other than in the ordinary course of business, including any of the Appraised Equipment and Machinery or the Mortgaged Property, or if any of the Collateral is lost or destroyed or taken by condemnation, or if any Borrower offers for sale and sells any of its Securities other than pursuant to any stock option agreements, such Borrower shall pay to Lender, unless otherwise agreed by Lender in writing, as and when received by such Borrower and as a mandatory prepayment firstly, of the Real Property Overadvance and secondly, when such Real Property Overadvance is repaid or satisfied in full, pursuant to the terms of Section 3.2.4 hereof, the Loans, a sum equal to the net cash proceeds (including insurance payments) received by such Borrower from such sale, loss, destruction, condemnation or sale of Securities, provided, that upon any such sale, destruction, condemnation or sale of Securities (i) the Lender shall release the Lien held by it on the relevant Collateral, if applicable, and (ii) the Borrower, with the prior approval of the Lender, may, at its option, use none, all or part of such net cash proceeds to restore, rebuild or replace such Collateral, if applicable.

           3.3.2 Reduction of Maximum Credit Facility. Borrowers shall, upon thirty (30) days prior written notice to Lender, have the right, without premium or penalty, other than breakage costs as provided in
           Section 3.2.5 hereof, to permanently and irrevocably reduce or prepay, the Maximum Credit Facility, provided, that any such reduction or prepayment shall be in an amount of $1,000,000 or integral multiples thereof.

           3.4 Application of Payments and Collections. All items of payment received by Lender by 12:00 noon, New York time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, New York time, on any Business Day shall be deemed received on the following Business Day. Borrowers irrevocably waive the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of any Borrower, and Borrowers do hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agents against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by Section 6.2.6 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Default or Event of Default exists. Such credit balance may, at Lender's option, be offset against any of the Obligations upon and after the occurrence of an Event of Default.

           3.5 All Loans to Constitute One Obligation. The Loans shall be evidenced by the Umbrella Note and, without duplication, the First Union Notes and shall constitute one general obligation of the Borrowers and each Borrower shall be jointly and severally liable for the Obligations hereunder, which

Obligations shall be secured by a Lien in favor of the Lender upon all of the Collateral.

           3.6 Loan Account. Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrowers on any Obligations and all proceeds of Collateral or other amounts which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to any Borrower.

           3.7 Statements of Account. Lender will account to Borrowers monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon the Borrowers unless Lender is notified by a Designated Borrower in writing to the contrary within 30 days of the date each accounting is mailed to the Borrowers. Such notice shall only be deemed an objection to those items specifically objected to therein.

           3.8 Increased Costs. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (in each case, having the force of law) adopted after the date of this Agreement or, with respect to a Participating Lender after such party shall have become a Participating Lender pursuant to the terms hereof, and having applicability to the Lender or any such Participating Lender (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application of any such regulation, policy, guideline or directive (having the force of law) by any governmental authority charged with the interpretation or application thereof, or the compliance of Lender or any such Participating Lender therewith, shall:

           (i) subject Lender to any tax with respect to this Agreement (other than (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee);

           (ii) impose, modify or hold applicable any reserve (except any reserve taken into account in the determination of the applicable LIBOR Rate), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, Lender; or

           (iii) impose on Lender or the London interbank market any other condition affecting this Agreement or any other Loan Document;

                     and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining Loans hereunder by an amount that Lender reasonably deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that Lender reasonably deems to be material, then, in any such case, Borrowers shall pay Lender, upon demand and certification not later than sixty
                     (60) days following its receipt of notice of the imposition of such increased costs, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be, to the extent Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost as a result of an increase in the Base Rate or the LIBOR Rate. Failure or delay on the part of any Lender to demand compensation pursuant to this
                     Section 3.8 shall not constitute a waiver of such Lender's right to demand such compensation; provided, that Borrower shall not be required to compensate Lender unless and until such written certification is given to Borrower, and provided, further, that Borrower shall not be required to compensate Lender pursuant to this Section 3.8 for any increased costs or reductions incurred more than ninety
                     (90) days prior to the date that Lender notifies the Borrower of the Lender's intention to claim compensation pursuant to this Section 3.8. An officer of Lender shall reasonably determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such increased cost or reduced amount to Borrowers, which certification shall include a written explanation of such additional cost or reduction to Borrowers. Such certification shall be conclusive absent the establishment of error. Before making a demand pursuant to this Section 3.8, Lender shall use reasonable efforts (consistent with legal and regulatory restrictions so long as such efforts would not be disadvantageous to it in any legal, economic or regulatory manner) to designate a different lending office or to file any certificate or document reasonably requested by any Borrower if the making of such designation or filing would avoid the need for, or reduce the amount of, any such increased cost or reduced amount. In requesting any compensation pursuant to this Section 3.8, each Lender will use good faith efforts to treat the Borrowers in the same manner as such Lender treats other similarly situated borrowers under similar circumstances.

           3.9 Basis for Determining Interest Rate Inadequate or Unfair. In the event that Lender shall have determined that:

           (i) reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period; or

           (ii) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank market with respect to a proposed LIBOR Advance, or a proposed conversion of a Base Rate Advance into a LIBOR Advance:

           then Lender shall give the Borrowers prompt written, telephonic or electronic notice of the determination of such effect. If such notice is given, (i) any such requested LIBOR Advance shall be made as a Base Rate Advance, unless a Designated Borrower shall notify Lender no later than 10:00 A.M. (New York City time) two (2) Business Days prior to the date of such proposed borrowing that the request for such borrowing shall be canceled or made as an unaffected type of LIBOR Advance, and (ii) any Base Rate Advance which was to have been converted to an affected type of LIBOR Advance shall be continued as or converted into a Base Rate Advance, or, if a Designated Borrower shall notify Lender, no later than 11:00 A.M. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Advance.

SECTION 4. TERM  AND  TERMINATION

           4.1 Term of Agreement. Subject to Lender's right to cease making Loans to Borrowers upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect, unless earlier terminated, for a period of three years until, and including, the third anniversary of the date hereof (the "Original Term"), and this Agreement, upon request therefor by Borrowers on ninety (90) days' prior written notice, may be renewed, at Lender's option, for two successive one-year periods thereafter (the "Renewal Terms"), unless previously terminated as provided in Section 4.2 hereof.

           4.2 Termination.

           4.2.1 Termination by Lender. Upon at least thirty (30) days prior written notice to Borrowers, Lender may terminate this Agreement as of the last day of the Original Term or the then current Renewal Term and Lender may terminate this Agreement without notice upon the occurrence and during the continuance of an Event of Default.

           4.2.2 Termination by Borrower. Subject to Section 4.2.3 below, upon at least thirty (30) days prior written notice to Lender, UIC may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrowers have paid all of the Obligations in immediately available funds and all Letters of Credit and LC Guaranties have expired or have been cash collateralized to Lender's reasonable satisfaction. Any such notice of termination shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. UIC may elect to terminate this Agreement in its entirety only. No section of this Agreement or particular Loan available hereunder may be terminated singly.

           4.2.3 Termination Charges. At the effective date of termination of this Agreement for any reason, Borrowers shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 1% of the Minimum Credit Facility if termination occurs during the first twelve-month period of the Original Term. If termination occurs after such twelve-month period, no termination charges shall be payable.

           4.2.4 Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of the Borrowers contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrowers have paid the Obligations to Lender, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrowers or any Account Debtor and applied to the Obligations, Lender shall, at its option, (i) have received a written agreement, executed by Borrowers and by any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or
           (ii) have retained such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

SECTION 5. SECURITY INTERESTS

           5.1 Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, the Borrowers hereby jointly and severally grant to Lender a continuing Lien upon all of the Borrowers' assets, including all of the following Property and interests in Property of Borrowers, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

           (i) Accounts;

           (i) Inventory;

           (ii) Equipment and Machinery;

           (iii) General Intangibles;

           (iv) Investment Property;

           (v) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of any Lender or a bailee or Affiliate of any Lender;

           (vi) All Intellectual Property of each Borrower;

           (vii) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (vi) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral;

           (viii) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (vii) above; and

           (ix) All proceeds of any of the foregoing.

           5.2 Lien Perfection; Further Assurances. Borrowers shall authorize Lender to file such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's Lien upon the Collateral, including without limitation, the pre-filing of UCC-1 financing statements, with the consent of First Union and the recordation of the IP Grants. Unless prohibited by applicable law, Borrowers hereby authorize Lender to execute and file any such financing statements and IP Grants on behalf of the Borrowers. The parties agree that a photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrowers shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

           5.3 Security Interest in Realty. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by the Hunt Valley Mortgage and, subject to Section 10.2 hereof, the Detroit Mortgage. The Hunt Valley Mortgage has been executed by the applicable Borrower and shall be duly assigned by First Union to the Lender. The Mortgages shall be duly recorded, at the Borrowers' expense, in each office where such recording is required to constitute a valid first Lien on the subject Property. The Borrowers shall deliver to Lender, at Borrowers' expense, a mortgage title insurance policy or policies issued by a title insurance company reasonably satisfactory to Lender, which policy or policies shall be in form and substance reasonably satisfactory to Lender and shall insure a valid first Lien in favor of Lender on the subject Properties, subject only to those exceptions reasonably acceptable to Lender and its counsel. Borrowers shall deliver to Lender, concurrently with the Mortgages, such other documents, including, without limitation, as-built survey prints of the Mortgaged Property, as Lender and its counsel may reasonably request and are necessary to create or maintain the Liens of the applicable Mortgage.

           5.4 Security Interest in Pledged Stock. The due and punctual payment and performance of the Obligations shall be further secured by the Lien created by the Pledge Agreement upon all the stock of the Borrowers (other than UIC) described therein. The Pledge Agreement shall be executed by the applicable Borrowers, in favor of Lender, and shall be duly recorded, at Borrowers' expense, in each place or office where such recording is required to constitute a fully perfected Lien on the stock covered thereby. Each such Borrower shall deliver to Lender, at Borrowers' expense, certificates representing the pledged stock along with stock powers executed in blank, such that a valid first Lien will be created in favor of Lender on the pledged stock covered thereby.

SECTION 6. COLLATERAL ADMINISTRATION

           6.1 General.

           6.1.1 Location of Collateral. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrowers at one or more of the business locations set forth in Exhibit 7.1.6 hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for (i) sales of Inventory in the ordinary course of business; and (ii) removals in connection with dispositions of Equipment and Machinery that are authorized by Section 6.4.2 hereof.

           6.1.2 Insurance of Collateral. Borrowers shall maintain and pay for insurance upon all Collateral wherever located and with respect to each Borrower's business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrowers shall deliver the originals of such policies to Lender with satisfactory lender's loss payable endorsements, naming Lender as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If any Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrowers therefor. Each Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

           6.1.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge the Borrowers therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrowers' sole risk.

           6.2 Administration of Accounts.

           6.2.1 Records, Schedules and Assignments of Accounts. Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. On the Closing Date and on or before the twentieth (20th) of each month from and after the date hereof, each Borrower shall deliver to Lender, in form acceptable to Lender (i) a detailed aged trial balance of Borrowers' accounts payable existing as of the last day of the preceding month, (ii) a detailed aged trial balance of all Accounts existing as of the last day of the preceding month in a form reasonably satisfactory to Lender, for each Account Debtor obligated on an Account so listed ("Schedule of Accounts") and, (iii) upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $500,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Lender, Borrowers shall notify Lender of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Lender upon the occurrence and during the continuance of an Event of Default, each Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

           6.2.2 Discounts, Allowances, Disputes. If any Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, such Borrower shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $100,000 are in dispute between any Borrower and any Account Debtor, such Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrowers.

           6.2.3 Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrowers and to charge Borrowers therefor, provided, however, that Lender (i) upon its becoming aware of any such charge, shall notify UIC and shall not pay such charge until after the fifteenth day following such notice, and (ii) shall not be liable for any taxes to any governmental taxing authority that may be due by any Borrower.

           6.2.4 Account Verification. Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or any Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic communication or otherwise. Borrowers shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

           6.2.5 Maintenance of Accounts. Borrowers shall establish and maintain
           (i) the Lock Box Account pursuant to a lockbox arrangement and Tri-Party Blocked Account Agreement in a form acceptable to Lender and (ii) the Dominion Account pursuant to the Control Agreement in a form acceptable to Lender. As soon as practicable following the Closing Date, the Borrowers (i) shall issue to the Account Debtors an irrevocable letter of instruction directing such Account Debtors to deposit all payments or other remittances owing by it to the Lender following the Closing Date into the Lock Box Account and (ii) issue to the Bank an irrevocable letter of instruction directing the Bank, absent the receipt by it of notice of an Event of Default, to deposit promptly all payments or other remittances received in the Lock Box Account into the Operating Account received by it in the Lock Box Account. Upon the occurrence and during the continuance of an Event of Default all amounts remitted to the Lock Box Account shall be retained therein until receipt by the Bank of a written instruction from Lender authorizing it to pay such amounts to the Operating Account. Borrowers shall obtain an agreement by the Bank in favor of Lender to waive any offset rights of the Bank against the funds so deposited in such accounts. Lender assumes no responsibility for the lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by the Bank thereunder.

           6.2.6 Collection of Accounts, Proceeds of Collateral. To expedite collection, each Borrower shall endeavor in the first instance to make collection of its Accounts. All remittances received by any Borrower on account of Accounts, together with the proceeds of any other Collateral, shall immediately be deposited in-kind in the Lock Box Account. Notwithstanding the foregoing and the provisions of
           Section 6.2.5 hereof, the Lender retains the right at all times after the occurrence and during the continuance of an Event of Default to directly notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees, to Borrowers.

           6.3 Administration of Inventory.

           6.3.1 Records and Reports of Inventory. Borrowers shall keep accurate and complete records of its Inventory. Borrowers shall furnish to Lender Inventory reports in form and detail reasonably satisfactory to Lender once each month, not later than the twentieth (20th) day of such month. Each Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.

           6.3.2 Returns of Inventory. If at any time or times hereafter any Account Debtor returns any Inventory to any Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of $500,000, such Borrower shall immediately notify Lender of the same, specifying the reason for such return and the location, condition and intended disposition of the returned Inventory.

           6.4 Administration of Equipment.

           6.4.1 Records and Schedules of Equipment. Borrowers shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and Machinery and all dispositions made in accordance with Section 6.4.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis, and more often if requested by Lender. Immediately on request therefor by Lender, each Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment and Machinery.

           6.4.2 Dispositions of Equipment and Machinery. Subject to Section 3.3.1, Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment and Machinery or any part thereof without the prior written consent of Lender; provided, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment and Machinery which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $500,000 or less, provided, that all net cash proceeds thereof are remitted to Lender for application to the Loans, or (ii) sales of Equipment and Machinery that are substantially worn, damaged or obsolete and each Borrower shall have given Lender at least 5 days prior written notice of any such disposition.

           6.5 Payment of Charges. All amounts chargeable to any Borrower under
Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Base Rate Advances from time to time.

SECTION 7. REPRESENTATIONS AND WARRANTIES

           7.1 General Representations and Warranties. To induce Lender to enter into this Agreement and to make advances hereunder, each Borrower jointly and severally warrants and represents to Lender that:

           7.1.1 Organization and Qualification. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit
           7.1.1 hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary, except where the failure of such Borrower to be so qualified would not have a Material Adverse Effect.

           7.1.2 Corporate Power and Authority. Each Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of any Borrower; (ii) contravene any Borrower's charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause any Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its Properties may be bound or affected; or
           (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower.

           7.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered by each Borrower under this Agreement will be, a legal, valid and binding obligation of each Borrower enforceable against it in accordance with its respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

           7.1.4 Capital Structure. Exhibit 7.1.4 hereto states (i) the correct name of each Subsidiary of each Borrower and the percentage of each such entity's Voting Stock owned by such Borrower, (ii) the name of each Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of each Borrower (other than UIC) and (iv) the number of authorized, issued and treasury shares of each Borrower (other than UIC). Each Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Borrower (other than UIC). There are no outstanding agreements or instruments binding upon any Borrower's (other than UIC) shareholders relating to the ownership of its shares of capital stock.

           7.1.5 Corporate Names. No Borrower has been known as or used any corporate, fictitious or trade names except those listed on Exhibit
           7.1.5 hereto in the last 5 years. Except as set forth on Exhibit 7.1.5, no Borrower has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person in the last 5 years.

           7.1.6 Business Locations; Agent for Process. Each Borrower's chief executive office and other places of business are as listed on
           Exhibit 7.1.6 hereto. During the preceding one-year period, no Borrower has had an office, place of business or agent for service of process other than as listed on Exhibit 7.1.6. Except as shown on
           Exhibit 7.1.6, no Inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

           7.1.7 Title to Properties; Priority of Liens. Each Borrower has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in the Mortgaged Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. The Liens and security interests granted to the Lender pursuant to each Loan Document to secure the Obligations constitute a first perfected priority Lien and security interest on and in the Collateral subject hereto or thereto, subject to Permitted Liens and to the extent perfected by filing a financing statement under the Code and, in the case of the IP Grants by filing such grants with Patent and Trademark Office or, in the case of the Pledge Agreement, by possession; all Collateral delivered or transferred to the Lender in respect of each Loan Document is owned, legally and beneficially, solely by the Borrowers or, if different, by the party that is pledging such Collateral pursuant to such Loan Document, and such Collateral is not subject to any prior or existing mortgage, lien, charge, security interest, assignment or other encumbrance (other than in favor of the Lender pursuant to the applicable Loan Document), subject, however, to Permitted Liens

           7.1.8 Accounts. Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by any Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each such Account:

           (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

           (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of any contract between such Borrower and the Account Debtor;

           (iii) It is for a liquidated amount maturing as stated in the invoice covering such sale or rendition of services, a copy of which invoice is furnished to Lender upon request;

           (iv) Such Account, and Lender's security interest therein, is not, and will not (by voluntary act or omission of any Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to such Borrower and is not contingent in any respect or for any reason;

           (v) No Borrower has made any agreement with any Account Debtor for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by such Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to Section 6.2.1 hereof;

           (vi) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

           (vii) To the best of each Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

           (viii) To the best of each Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectability of such Account.

           7.1.9 Equipment and Machinery. The Equipment and Machinery is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment and Machinery shall be maintained and preserved, reasonable wear and tear excepted. No Borrower will permit any of the Equipment and Machinery to become affixed to any real Property leased to any Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and no Borrower will permit any of the Equipment and Machinery to become an accession to any personal Property other than Equipment and Machinery that is subject to perfected first priority (except for Permitted Liens) Liens in favor of Lender.

           7.1.10 Financial Statements; Fiscal Year. The Consolidated and consolidating (other than as to statements of cash flows) balance sheets of UIC and its Subsidiaries as of December 31, 2000, and the related statements of operations and cash flows for the period ended on such date, have been prepared in accordance with GAAP, and present fairly in all material respects the financial position of UIC and its Consolidated Subsidiaries at such dates and the results of their operations for such periods. Since December 31, 2000, there has been no event which has caused a Material Adverse Effect as shown on the Consolidated Financial Statements as of such date and no change in the aggregate value of Equipment and Machinery and Real Property owned by UIC or its Consolidated Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has had a Material Adverse Effect. No Borrower shall change its Fiscal Year.

           7.1.11 Full Disclosure. The Financial Statements referred to in
           Section 7.1.10 hereof do not, nor does this Agreement or any other written statement of any Borrower to Lender in connection with this Agreement, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading, in light of the circumstances under which made. There is no fact which any Borrower has failed to disclose to Lender in writing which materially adversely affects the Properties, business, profits or condition (financial or otherwise) of any Borrower or UIC and its Consolidated Subsidiaries or the ability of the Borrowers to perform under this Agreement and the other Loan Documents.

           7.1.12 Solvent Financial Condition. Each Borrower and UIC is now and, after giving effect to the Loans to be made, the Letters of Credit and LC Guaranties to be issued hereunder on the Closing Date, will be Solvent.

           7.1.13 Surety Obligations. No Borrower is obligated as of the date hereof as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person, except as disclosed on Exhibit 7.1.13.

           7.1.14 Taxes. Each Borrower's federal tax identification number is shown on Exhibit 7.1.14 hereto. Each Borrower has filed all material federal, state and local tax returns and other material reports which are required to be filed with the appropriate governmental authority and has paid all taxes, assessments, fees, levies and other governmental charges levied or imposed upon it, its income and Properties otherwise due and payable before they have become delinquent, except for any taxes and assessments which are being actively contested in good faith and by appropriate proceedings and with respect to which each Borrower maintains reasonable reserves on its books therefor and the non-payment of which does not have a reasonable likelihood of having a Material Adverse Effect. All potential tax liabilities are adequately provided for, in accordance with GAAP, on the books of UIC and its Consolidated Subsidiaries and of each Borrower.

           7.1.15 Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

           7.1.16 Patents, Trademarks, Copyrights and Licenses. Each Borrower owns or possesses all the Intellectual Property necessary for the present and planned future conduct of its business without any known material conflict with the rights of others. All such Intellectual Property and other similar rights are listed on Exhibit 7.1.16 hereto.

           7.1.17 Governmental Consents. Each Borrower has, and is in good standing with respect to, all Government Contracts, governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except for defaults that would not have a Material Adverse Effect.

           7.1.18 Compliance with Laws. Each Borrower is in compliance with, and its Properties, business operations and leaseholds are in compliance with, the provisions of all federal, state and local laws, rules and regulations applicable to each such Borrower, as applicable, its Properties or the conduct of its business, except where the failure to comply would not result in a Material Adverse Effect. To each Borrower's knowledge, there have been no citations, notices or orders of noncompliance issued to any such Borrower under any such law, rule or regulation which are presently pending which would result in a Material Adverse Effect. Each Borrower has established and maintains an adequate monitoring system to insure that it remains in material compliance with all federal, state and local laws, rules and regulations applicable to it, except for defaults that would not cause a Material Advance Effect. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C.ss.201 et seq.), as amended, which would result in a Material Adverse Effect.

           7.1.19 Restrictions. No Borrower is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties except for Permitted Liens. No Borrower is a party or subject to any contract or agreement (including any Government Contract) which restricts its right or ability to incur Indebtedness or prohibits its right to assign such contract or Agreement, other than as set forth on Exhibit 7.1.19 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by the Borrowers.

           7.1.20 Litigation. Except as set forth on Exhibit 7.1.20 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of any Borrower, threatened, against or affecting any Borrower, or the business, operations, Properties, prospects, profits or condition of any such Borrower, which would result in a Material Adverse Effect. No Borrower is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal, which would result in a Material Adverse Effect. UIC shall keep Lender informed of all material developments in connection with the potential lawsuit by the Michigan Department of Natural Resources referred to in UIC's Annual Report on Form 10-K for the year ended December 31, 2000.

           7.1.21 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or any Borrower's performance hereunder, constitute a Default or an Event of Default. No Borrower is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for money borrowed in excess of $500,000.

           7.1.22 Leases. Exhibit 7.1.22 hereto is a complete listing as of the date hereof of (i) all capitalized leases of each Borrower and of
           (ii) any operating leases of any Borrower where the annual Rentals of any such capitalized or operating leases exceeds $25,000. Each Borrower is in compliance with all of the terms of each of its respective capitalized and its operating leases except for non-compliance which would not result in a Material Adverse Effect.

           7.1.23 Pension Plans. Except as disclosed on Exhibit 7.1.23 hereto, no Borrower has any Plan. Each Borrower is in material compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan except for such noncompliance which would not result in a Material Adverse Effect. No fact or situation that could result in a Material Adverse Effect exists in connection with any Plan. No Borrower has any withdrawal liability in connection with a Multiemployer Plan.

           7.1.24 Trade Relations. There exists no actual or, to any Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of any Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would have a Material Adverse Effect with respect thereto or prevent such Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

           7.1.25 Labor Relations. Except as described on Exhibit 7.1.25 hereto, no Borrower is a party, as of the date hereof, to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of any Borrower's employees.

           7.1.26 Environmental Conditions.

           (a) Except as set forth in Exhibit 7.1.26, each Borrower and its Affiliates have been and are in material compliance with all Environmental Laws; each Borrower and its Affiliates have obtained and each of them is in material compliance with all Environmental Permits for the real Properties and the operation and conduct of the business of each such Borrower and its Affiliates, and each Environmental Permit is in full force and effect, has not expired or been suspended, denied or revoked, and, is not under challenge by any Person.

           (b) Neither any Borrower nor any of such Borrower's Properties whether owned, operated or leased by such Borrower (including, to Borrowers' knowledge, any real property formerly owned, operated or leased by any such Borrower) is subject to any Environmental Claim, Environmental Lien, or pending or, to Borrowers' knowledge, threatened litigation.

           (c) There has been no "Release" ( as defined in Section 101(22) of CERCLA) into, on or from any Property (including, to Borrowers' knowledge, any formerly owned, operated or leased Property by any Borrower) and no Hazardous Substances (except "Household Waste" as that term is defined at 40 C.F.R. 261.4(b)(1) (1990)) are located on or have been treated, stored, processed, or disposed of upon any Property currently or formerly owned, operated or leased by any Borrower, to Borrower's knowledge, in violation of Environmental Laws.

           (d) Neither the Borrower nor any of its Affiliates has transported, disposed of, or arranged for the disposal of, any Hazardous Substance at any site that is under or has been proposed formally for investigation or clean-up under applicable Environmental Laws.

           (e) There are no facts, conditions or circumstances related to any of the Properties currently or, to the knowledge of any Borrower, formerly owned, operated or leased by any Borrower or its Affiliates or to the business of any such Borrower or any Affiliate which could result in any material obligation under any applicable Environmental Law for any Borrower or any of such Borrower's Affiliates to investigate, remediate or clean-up any Hazardous Substances at such Property or such business.

           (f) There are no polychlorinated biphenyls, radioactive materials, lead, lead containing materials, asbestos, asbestos containing materials, underground storage tanks (active or abandoned), sumps, surface impoundments at any Property currently or formerly owned, operated or leased by any Borrower or its Affiliates.

           7.1.27 Margin Regulations. Neither the making of any Loan, nor the application of the proceeds of such Loan will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System (the "Margin Regulations").

           7.2 Reaffirmation of Representations and Warranties. Each Borrowing Notice, each Conversion Notice and each Request for Issuance of a Letter of Credit shall constitute the Borrowers' reaffirmation in all material respects, as of the date of each such request, of each representation and warranty made or furnished to Lender by or on behalf of any Borrower in this Agreement.

           7.3 Survival of Representations and Warranties. All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 8. COVENANTS AND CONTINUING AGREEMENTS

           8.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Borrower jointly and severally covenants that, unless otherwise consented to by Lender in writing, it shall:

           8.1.1 Visits, Inspections and Appraisals. Permit representatives of Lender (i) from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of such Borrower and each of its Subsidiaries, (including, without limitation, conducting an environmental site assessment, of any of the real Properties) inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, such Borrower's business, assets, liabilities, financial condition, business prospects and results of operations, without limiting the foregoing, Borrower acknowledges and agrees to reimburse Lender for all costs of such audits, inspections and examinations at the rate of $750 per man-day, plus all out-of-pocket expenses incurred by Lenders, and
           (ii) upon reasonable prior written notice to Borrower, to conduct appraisals of the Properties, provided, that unless an Event of Default shall have occurred and be continuing only two (2) such appraisals shall be made in any Fiscal Year.

           8.1.2 Notices. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect.

           8.1.3 Financial Statements and Reports. Keep, and in the case of UIC, cause each of its Subsidiaries to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (to be prepared, if applicable, in accordance with GAAP consistently applied and on a Consolidated and consolidating basis, unless UIC's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP -- other than the statement of cash flows which shall be prepared on a quarterly basis and shall be Consolidated only), provided that the consolidating financial statements shall not be audited:

           (i) not later than 90 days after the close of each Fiscal Year of UIC, unqualified audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a Consolidated and unaudited consolidating basis, certified (as to Consolidated only) by Ernst & Young LLP or another firm of independent certified public accountants of recognized standing selected by Borrower but reasonably acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs);

           (ii) no later than 45 days after the end of each of the first three fiscal quarters of UIC, unaudited quarterly financial statements of UIC and its Subsidiaries as of the end of such quarter, certified by the chief financial officer of UIC as prepared in accordance with GAAP and presenting fairly, in all material respects, the Consolidated and consolidating financial position and results of operations of UIC and its Subsidiaries for such quarter, subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

           (iii) not later than 30 days after the end of each month hereafter (except the last month of Borrower's Fiscal Year which will be 60 days), unaudited interim balance sheets of UIC and its Subsidiaries as of the end of such month and statements of operations for the portion of UIC's financial year then elapsed, on a Consolidated and consolidating basis, certified by the chief financial officer of UIC as prepared in accordance with GAAP and presenting fairly, in all material respects, the Consolidated and consolidating financial position and results of operations of UIC and its Subsidiaries as of such date and for such period, subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

           (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements, reports or any information related thereto or other reports which UIC has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which UIC files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

           (v) prior to February 1 of each Fiscal Year, the Projections of UIC and its Subsidiaries prepared on a month to month basis for such calendar year in a form reasonably acceptable to the Lender;

           (vi) promptly after the filing thereof, copies of any annual report to be filed under ERISA in connection with each Plan;

           (vii) not later than 20 days after the end of each month, a copy of the Major Contract Fiscal Review Report;

           (viii) an updated Borrowing Base Certificate reported as of the second and last Friday of each month or, at all times after the Real Property Overadvance is no longer included in the Borrowing Base, only reported as of the end of each fiscal month, in each case delivered ten (10) Business Days after the reporting date, which Borrowing Base Certificate shall confirm that all amounts outstanding under this Agreement on each such reporting date, exclusive of the Real Property Advance during the Real Property Appraisal Period, are fully secured by collateral; and

           (ix) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or any Borrower's financial condition or results of its operations.

           Within 120 days after the end of each Fiscal Year, UIC shall forward to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with the financial statements described in clause (i) of this Section 8.1.3, and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of said financial statements of Borrower and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of

Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this Section 8.1.3, or more frequently if requested by Lender, UIC shall cause to be prepared and furnished to Lender a Compliance Certificate substantially in the form of Exhibit J hereto executed by the Chief Financial Officer of UIC or the relevant Borrower.

           8.1.4 Landlord and Storage Agreements. Provide Lender with copies of all agreements between any Borrower and any landlord or warehouseman which owns or leases any Properties at which any Inventory may, from time to time, be kept including landlord waivers.

           8.1.5 Bank Accounts. Maintain each and every bank account of each Borrower with the Bank, unless otherwise agreed in writing by Lender as set forth on Exhibit 8.1.5 and until the Termination Date to convert all existing cash management instruments to similar instruments offered by the Lender and to exclusively use the Bank's cash management services.

           8.1.6 Other Borrowers. In the event that any other entity or party becomes a "Borrower" hereunder, such entity shall immediately enter into loan documents on terms substantially similar to the Loan Documents, pursuant to which each such entity's assets shall be pledged as collateral for the Loans.

           8.1.7 Environmental Laws. Each Borrower shall comply with all applicable Environmental Laws and promptly forward to Lender copies of all Environmental Claims affecting any Borrower, each of its Subsidiaries, and any real property currently or formerly owned or operated by any of them, unless UIC determines that the actual or potential liability related to such Environmental Claims could not reasonably exceed $100,000 in the aggregate in any Fiscal Year.

           8.1.8 Other Information. Provide Lender with prompt notice of all divestitures or acquisitions of businesses or lines of business (including the sale of the transportation division of AAI), the occurrence of any Government Contract Default and any other event or thing which would have a Material Adverse Effect.

           8.2 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Borrower jointly and severally covenants that, unless Lender has first consented thereto in writing, it will not:

           8.2.1 Mergers; Consolidations; Sales; Acquisitions. Merge or consolidate with any Person all or any substantial part of the Properties of any Person, absent the Lender's prior written consent, provided, that upon prior written notice to Lender, AAI may sell its transportation division. All net cash proceeds from any sale shall be used to repay the outstanding Loans, it being understood that "Loans", in this context, does not refer to or include any amounts related or owing in respect of the Letters of Credit, including, the LC Amount.

           8.2.2 Loans. Make any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person including, without limitation any intercompany loans, other than to a Borrower, provided, that if any Subsidiary has pledged all of its Securities to the Lender and granted to Lender a security interest in all of its assets, all in form and substance reasonably satisfactory to Lender, any Borrower may make such a loan to such Subsidiary and provided, further, that the Borrowers can make loans in an aggregate amount not to exceed $3,000,000 to Joint Venture Partners.

           8.2.3 Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create, incur or suffer to exist, any Indebtedness, except the following (the "Permitted Indebtedness"):

           (i) Obligations owing to Lender;

           (ii) Detroit's unsecured loan facility in the amount of $2,000,000 and the guaranty by AAI of the obligations of Pioneer UAV, Inc. in the maximum amount of $1,500,000;

           (iii) Obligations to pay Rentals permitted by Section 8.2.13;

           (iv) Permitted Purchase Money Indebtedness; and

           (v) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business.

           8.2.4 Affiliate Transactions. Enter into, or be a party to any transaction with any Affiliate of any Borrower, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to such Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate of such Borrower.

           8.2.5 Limitation on Liens. Create or suffer to exist to create or suffer to exist, any Lien upon any of its Properties, income or profits, whether now owned or hereafter acquired, except:

           (i) Liens at any time granted in favor of Lender;

           (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in Section 7.1.14 hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

           (iii) Liens arising in the ordinary course of UIC's or any Borrower's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the

           Properties of any Borrower or materially impair the use thereof in the operation of such Borrower's business;

           (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

           (v) Liens in favor of lessors securing the operating leases;

           (vi) deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

           (vii) any Lien referred to in any mortgagee's title insurance policy delivered in connection with the Obligations;

           (viii) any Lien arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property or minor imperfections to title of real property which do not materially detract from the value of such real property or materially interfere with the use of such real property;

           (ix) any Lien arising under leases or subleases of real property which do not in the aggregate materially detract from the value of such real property or materially interfere with the use of such real property;

           (x) financing statements of a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business;

           (xi) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

           (xii) Liens in favor of prime contractors and customers of any Borrower, including government authorities, arising by operation of law as a result of the receipt by any Borrower under a contract of progress-billing in the ordinary course of business or advance payments in the ordinary course of business and encumbering Inventory, work-in-progress or other assets identified or chargeable to such contract;

           (xiii) Liens arising by operation of law in favor of a surety under any performance bond permitted under this Agreement;

           (xiv) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause
           (iv), (xiv) or (xv) of this Section 8.2.5 without any change in the assets subject to such Lien;

           (xv) such other Liens as appear on Exhibit 8.2.5 hereto; and

           (xvi) such other Liens as Lender may hereafter approve in writing;

provided, that Borrowers shall promptly notify Lender in writing of any Lien at any time arising following the date hereof pursuant to this Section 8.2.5 in excess of $1,000,000.

           8.2.6 [Intentionally Omitted]

           8.2.7 Distributions. Declare or make any Distributions other than (i) by a Borrower to another Borrower, (ii) dividends by UIC in an amount not to exceed $6,000,000 in any Fiscal Year and (iii) stock repurchases by UIC in an aggregate amount not to exceed $5,000,000 during the term of this Agreement.

           8.2.8 Capital Expenditures. Make Capital Expenditures (including, without limitation, by way of capitalized leases and excluding the proceeds of any insurance claim used to replace, restore or refurbish any Property) which, in the aggregate, as to UIC and its Subsidiaries, exceeds $7,100,000 in Fiscal Year 2001, and $10,700,000 during any Fiscal Year thereafter, provided, that if in any Fiscal Year the Capital Expenditures are less than such permitted amount, fifty (50%) of the permitted amount may be carried forward and expended in the next succeeding Fiscal Year.

           8.2.9 Disposition of Assets. Sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except
           (i) sales of Inventory in the ordinary course of business, (ii) a transfer of Property to any Borrower by a Subsidiary of such Borrower or (iii) dispositions expressly authorized by this Agreement, including pursuant to Sections 6.4.2 and 8.2.1.

           8.2.10 Hazardous Substances. Release, dispose, or arrange for the disposal of, any Hazardous Substances at, on, under or from any of the real Properties.

           8.2.11 Subsidiaries. Permit any of its Subsidiaries to issue any additional shares of its capital stock except director's qualifying shares and issuances to a Borrower or permit any Borrower to create any Subsidiary.

           8.2.12 Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

           8.2.13 Restricted Investment. Make any Restricted Investment.

           8.2.14 Leases. Become a lessee under any operating lease (other than a lease under which such Borrower is lessor) of Property if the aggregate Rentals payable during any current or future period of any 12 consecutive months under the lease in question and all other leases under which Borrowers are then lessee would exceed $5,000,000.

           The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

           8.2.15 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than UIC or a Subsidiary of UIC.

           8.3 Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Borrower jointly and severally covenants that, unless otherwise consented to by Lender in writing, it shall:

           8.3.1 Minimum Fixed Charge Coverage Ratio: not permit the Consolidated Fixed Charge Coverage Ratio of UIC and its Subsidiaries for any period being determined to be less than 1.30:1.00. Such ratio shall be measured quarterly following receipt by Lender of the financial statements to be delivered pursuant to Section 8.1.3(ii) hereof, for the purposes of this Section 8.3.1, such Ratio shall be calculated as follows: for the fiscal quarter ending 3/31/01; the 2 fiscal quarters ending 6/30/01; the 3 fiscal quarters ending 9/30/01; the 4 fiscal quarters ended 12/31/01 and for each fiscal quarter thereafter on a trailing 4 fiscal quarter basis.

           8.3.2 Maximum Balance Sheet Leverage Ratio: not permit the ratio of UIC and its Subsidiaries' liabilities on a Consolidated basis as determined in accordance with GAAP, measured quarterly after the end of each fiscal quarter, (including in respect of Letters of Credit) as determined by GAAP to Tangible Total Net Worth to be more than 2.35:1.00 through December 31, 2001 and more than 2.00:1.00 thereafter.

SECTION 9. CONDITIONS  PRECEDENT

           Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any Loan under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

           9.1 Documentation. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, including, without limitation, evidence that each Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and that the execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action all in form and substance satisfactory to Lender and its counsel.

           9.2 Certificates of Borrowers. The Borrowers shall have furnished (i) an officer's certificate of each Borrower to the Lender, dated as of the Closing Date certifying that all conditions precedent set forth in this Section 9 have been satisfied in all respects and (ii) a Compliance Certificate dated the Closing Date.

           9.3 Other Loan Documents. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

           9.4 No Default. No Default, Event of Default or Government Contract Default shall exist.

           9.5 Availability. Lender shall have determined that, immediately after Lender has made the initial Loan and/or issued the initial Letter of Credit or initial LC Guaranty contemplated hereby, and paid all closing costs incurred in connection with the transactions contemplated hereby, Availability shall not be less than $5,000,000.

           9.6 Perfection of Security Interests. Lender shall have received satisfactory confirmation of filing of all financing statements, IP Grants, and any other instruments necessary to perfect the security interests granted by the Borrowers to Lender pursuant to this Agreement.

           9.7 Opinions of Counsel. Lender shall have received standard and customary opinions, reasonably satisfactory in content to Lender, of the Borrowers' New York counsel and any special counsel reasonably required by Lender (including, without limitation, counsel from Maryland, Michigan and California), which opinions shall confirm, amongst other things, that the Loan Documents are legal, valid, binding and enforceable in accordance with their terms, and that Lender has a perfected security interest in the Collateral.

           9.8 Insurance Policies. Lender shall have received evidence of insurance on Borrowers' assets pursuant to policies issued by insurance companies reasonably satisfactory to it (as more particularly described in Section 6.1.2 hereof), as well as other business insurance as Lender may reasonably require, and Lender shall have been named as loss payee and received lender's loss payable endorsements with respect to such policies. Lender shall be reasonably satisfied as to the terms and amounts of such insurance, in its reasonable discretion.

           9.9 Appraisals and Landlord Waivers. Lender shall have received (i) appraisals of the Machinery and Equipment and (ii) landlord waivers on all leased locations at which Collateral of any Borrower is located on or prior to the Closing, such appraisals and landlord waivers shall be in form and substance reasonably satisfactory to Lender. If the landlord waivers are not received on or prior to the Closing Date, Lender shall reserve an amount equal to three (3) months rent for each location for which no landlord waiver is provided.

           9.10 Material Litigation. There shall exist no pending or, to Borrowers' knowledge threatened litigation relating to (i) any Borrower, or (ii) the Collateral, which in Lender's reasonable judgment would be likely to have a Material Adverse Effect.

           9.11 Consents. UIC shall have confirmed in writing to the Lender that it has received any and all governmental and third party consents necessary to effectuate the transactions contemplated by this Agreement and Lender shall have received such consents and waivers of third parties that may have claims against the Collateral, including, without limitation, a simultaneous payoff letter or assignment from First Union and related executed UCC-3 termination or assignment statements, all as Lender and its counsel shall reasonably deem necessary.

           9.12 Employment Agreements. Lender shall have received a copy of the current Employment Agreement for each of Mr. Erkeneff and Mr. J. Perry, which agreements shall be acceptable to Lender in its reasonable discretion.

           9.13 References. Lender shall have received third-party references, satisfactory to it in its reasonable discretion related to UIC, the other Borrowers and their respective businesses from existing customers, including the Department of Defense. Lender shall have reviewed and found reasonably satisfactory the Borrower's reference checks on David Gray.

           9.14 Representations and Warranties. Immediately before and after making the initial Loan, upon making any subsequent Revolving Loan and issuing any Letter of Credit, the representations and warranties of the Borrowers contained in Section 7 of this Agreement shall be true and correct in all material respects, except for (i) those given as of a particular date which shall be true and correct in all material respects as of such date and (ii) changes permitted by this Agreement.

           9.15 Fees. All reasonable accrued fees and expenses of the Lender, including, without limitation, the closing fee referred to in Section 2.3 hereof and the reasonable fees and expenses of Kramer Levin Naftalis & Frankel LLP, counsel for Lender, shall have been paid by the Borrowers.

           9.16 Due Diligence. Prior to the earliest to occur of (i) making the initial Loan or (ii) issuing the initial Letter of Credit, the Lender shall have completed its due diligence review, which review shall have been acceptable to Lender in its reasonable discretion.

           9.17 Results of Pre-Closing Audit. Prior to the earliest to occur of
(i) making the initial Loan or (ii) issuing the initial Letter of Credit, Lender shall have received, reviewed and found the results of such audit (including without limitation, customer verifications) satisfactory in Lender's sole discretion.

           9.18 Major Contract Fiscal Review Report. Lender shall have received the Major Contract Fiscal Review Report for April, 2001.

           9.19 Post-Closing Letter. Lender shall have received the executed post-closing letter dated as of the date hereof.

           9.20 Other Documents. Prior to the earliest to occur of (i) making the initial Loan or (ii) issuing the initial Letter of Credit, Lender shall have received and found reasonably satisfactory such other documents as Lender may have reasonably requested in writing from any Borrower.

SECTION 10. POST CLOSING MATTERS

           The parties hereto agree as follows:

           10.1 Phase II Reports and/or Environmental Insurance. If, at any time, Lender shall have received Phase II environmental site assessments (each a "Phase II Report") on the Hunt Valley Property or a secured creditor policy or policies of insurance, in each case reasonably acceptable in all respects to Lender in its sole discretion, relating to such Mortgaged Property (the "Environmental Insurance"), then Section 10.3 shall apply as to such Mortgaged Property.

           10.2 Michigan Real Property. Unless previously sold to a third party, as soon as is reasonably possible following the Closing Date but in no event later than the six (6) month anniversary of the date hereof, Lender shall have received a duly executed and recorded Detroit Mortgage, which Detroit Mortgage shall otherwise comply with the provision of Section 5.3 hereof, and at such time Section 10.3 shall apply as to such Mortgaged Property.

           10.3 Borrowing Base Amendment. On the last day of the fiscal quarter immediately following the end of the Real Property Appraisal Period and on the last day of each of the four subsequent fiscal quarters thereafter, the Real Property Overadvance shall be reduced by $1,000,000, unless the Real Property Overadvance has already been reduced to zero. Upon receipt by Lender of the documents referred to in Section 10.1 above reasonably acceptable in all respects to Lender in its sole discretion, (i) the Borrowing Base shall be increased by the amount of the Real Property Valuation (including the Real Property Valuation allocable to the Mortgaged Property in Michigan, only if the Detroit Mortgage and a Phase II Report or insurance policy, both reasonably acceptable in all respects to Lender in its sole discretion, as referred to in
Section 10.1 hereof is provided to Lender), up to $10,000,000.00 (or such greater amount as Lender shall determine in its sole discretion) and (ii) the Real Property Overadvance shall be reduced to zero.

           10.4 Bank Accounts. Within thirty days of the date hereof, each of the Borrowers shall have established a Lock Box Account and a Dominion Account and shall have executed and delivered a Tri-Party Blocked Account Agreement and such other documents in connection therewith as reasonably requested by Lender.

           10.5 Accounts Payable Aging. Within ten days of the date hereof, Borrowers shall have delivered to Lender an accounts payable aging report as of May 30, 2001, which shall be in form and substance satisfactory to Lender.

           10.6 Certificates of Good Standing. Within ten days of the date hereof, each of AAI, ESI and ACL shall deliver to Lender a certificate of good standing from the Maryland Department of Assessments and Taxation, showing that such Borrower is in good standing as of the date of the delivery of such certificate.

SECTION 11.  EVENTS OF DEFAULT; RIGHTS
             AND REMEDIES ON DEFAULT

           11.1 Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

           11.1.1 Payment of Obligations. Borrower shall fail to pay any installment of principal, interest or premium, if any, owing on the Note on the due date therefor.

           11.1.2 Payment of Other Obligations. Borrower shall fail to pay any of the Obligations that are not evidenced by the Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

           11.1.3 Misrepresentations. Any representation, warranty or other statement made or furnished to Lender by or on behalf of any Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 7.2 hereof.

           11.1.4 Breach of Specific Covenants or Agreements. Borrower shall fail or neglect to perform, keep or observe any covenant or agreement contained in Sections 5.2, 5.3, 5.4, 6.1.1, 6.2, 8.1.3, 8.1.7, 8.2
           and 8.3 hereof on the date that Borrower is required to perform, keep or observe such covenant.

           11.1.5 Breach of Other Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 11.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within 30 days after any Borrower's receipt of notice of such breach from Lender.

           11.1.6 Default Under Security Documents, Other Agreements and Government Contracts. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue 30 days after Borrower's receipt of notice thereof from Lender or any Government Contract Default shall have occurred.

           11.1.7 Other Defaults. There shall occur any default or event of default on the part of any Borrower under any agreement, document or instrument to which Borrower is a party or by which any Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) in excess of $500,000 if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

           11.1.8 Insolvency and Related Proceedings. Any Borrower shall cease to be Solvent (as defined in clause (ii) of the definition thereof) or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary for all or any material part of its assets or Property, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against any Borrower under the Bankruptcy Code (and shall not be discharged within 60 days).

           11.1.9 Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Borrower for a period which significantly affects such Borrower's capacity to continue its business, on a profitable basis; or any Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Borrower which is necessary to the continued or lawful operation of its business; or any Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation; in each such case giving rise to a Material Adverse Effect.

           11.1.10 Change of Ownership. UIC shall cease to own directly or indirectly and control, beneficially and or record, all of the issued and outstanding capital stock of each other Borrower.

           11.1.11 ERISA. A Reportable Event shall occur which constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multi-employer Plan resulting from such Borrower's complete or partial withdrawal from such Plan, and, in each case, such event results in a Material Adverse Effect.

           11.1.12 Challenge to Agreement. No Borrower shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations against the Lender or the perfection or priority of any Lien granted to Lender.

           11.1.13 Judgments. Any money judgment, writ of attachment or similar process in excess of $500,000 is filed against any Borrower or any of its respective Properties which remain unpaid or unstayed for 60 days.

           11.2 Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time upon the occurrence and during the continuance of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand protest or further notice by Lender, become at once due and payable and Borrowers shall forthwith pay to Lender, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in Section
11.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

           11.3 Other Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

           11.3.1 All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

           11.3.2 The right to take immediate possession of the Collateral, and to (i) require any Borrower to assemble the Collateral, at such Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of any Borrower, such Borrower agrees not to charge Lender for storage thereof).

           11.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrowers agree that 10 days written notice to UIC and any other Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on any Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain jointly and severally liable to Lender therefor.

           11.3.4 Lender is hereby granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and each such Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

           11.3.5 Lender may, at its option, require any Borrower to deposit with Lender funds equal to the LC Amount and, if Borrower fails to promptly make such deposit, Lender may advance such amount as a Base Rate Advance (whether or not an Overadvance is created thereby). Any such deposit or advance shall be held by Lender as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been paid in full, returned to UIC for the account of the Borrowers.

           11.4 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of any Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement between Lender and any Borrower, heretofore, concurrently, or hereafter entered into with respect hereto shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of such Borrower herein contained. The failure or delay of Lender to require strict performance by any Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrowers to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrowers under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrowers.

SECTION 12.  MISCELLANEOUS

           12.1 Power of Attorney. Borrowers hereby irrevocably designate, make, constitute and appoint Lender (and all Persons designated by Lender) as such Borrowers' true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to any Borrower and in any Borrower's or such Lender's name, but at the cost and expense of Borrowers:

           12.1.1 At such time or times upon the occurrence and during the continuance of an Event of Default as Lender or said agent, in its sole discretion, may determine, endorse any Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

           12.1.2 At such time or times upon the occurrence and during the continuance of an Event of Default as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of any Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the

           Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign any Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to any Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of any Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of any Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use any Borrower's stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors;
           (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and Machinery and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill each Borrower's obligations under this Agreement.

           12.2 Indemnity. Each Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys fees and legal expenses) as the result of any Borrower's failure to observe, perform or discharge such Borrower's duties hereunder. In addition, each Borrower, jointly and severally, shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Lender by any Person under any Environmental Laws or with respect to any Property currently or formerly owned, leased or operated by Borrower, any business of any Borrower or otherwise or Hazardous Substances or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Borrowers under this Section 12.2 shall survive the payment in full of the Obligations and the termination of this Agreement, but shall not apply with respect to any indemnified party's gross negligence, bad faith or willful misconduct.

           12.3 Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Lender. Borrowers may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, any Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Each Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder, to other banks, financial institutions or accredited investors, in each case reasonably acceptable to Borrowers. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. In the case of any partial assignment, all consents, waivers, amendments and exercise of remedies, including termination or acceleration, shall require the consent of the holders of at least 66 2/3% of the outstanding commitments hereunder

           12.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

           12.5 Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of each Borrower and the Lender permitted under Section
12.3 hereof.

           12.6 Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

           12.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

           12.8 Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one Business Day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

                     If to Lender:       Fleet Capital Corporation
                                         60 East 42nd Street
                                         New York, N.Y. 10017
                                         Attention:  Mr. Thomas Lorenz
                                         Facsimile No.:  (212) 885-8805

                     With a copy to:     Fleet Capital Corporation
                                         200 Glastonbury Boulevard
                                         Glastonbury, Connecticut  06033
                                         Attention:  Ms. Cynthia Stannard
                                         Facsimile No.:  (860) 687-7759

                                                         and

                                         Kramer Levin Naftalis & Frankel LLP
                                         919 Third Avenue
                                         New York, N.Y. 10022
                                         Attention:  Allan E. Reznick, Esq.
                                         Facsimile No.:  212 715 8000

                     If to Borrowers:    United Industrial Corporation
                                         P.O. Box 126
                                         Hunt Valley, MD 21030-0126
                                         (or 124 Industry Lane
                                         Building 112
                                         Cockeysville, MD  21030)
                                         Attention:  Mr. James Perry
                                         Facsimile No.:  (410) 683-6498

                     With a copy to:     Weil, Gotshal & Manges LLP
                                         767 Fifth Avenue
                                         New York, N.Y. 10153
                                         Attention:  Ted S. Waksman, Esq.
                                         Facsimile No.:  (212) 310-8007

or to such other address as each party may designate for itself by notice given in accordance with this Section 12.8; provided, however, that any notice, request or demand to or upon Lender pursuant to Section 3.1.1 or 4.2.2 hereof shall not be effective until received by Lender. Any notice sent by a Designated Borrower shall be deemed proper notice for the purposes of this Agreement and any notice received by UIC shall be deemed notice to each Borrower.

           12.9 Lender's Consent. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter, unless otherwise provided herein.

           12.10 Credit Inquiries. Each Borrower hereby authorizes and permits Lender to respond to usual and customary credit inquiries from third parties, including any potential Participating Lender or assignee, concerning any Borrower or any of their respective Subsidiaries.

           12.11 Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

           12.12 Entire Agreement. This Agreement, the Other Documents, and the Security Documents together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written with respect thereto.

           12.13 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

           12.14 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK: PROVIDED, HOWEVER, THAT AS TO ANY OF THE COLLATERAL LOCATED IN JURISDICTIONS OTHER THAN NEW YORK, THE LAWS OF SUCH OTHER JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF NEW YORK. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPREME COURT OF THE STATE OF NEW YORK, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWERS HEREBY WAIVES ANY OBJECTION WHICH BORROWERS MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWERS

HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWERS AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER'S ACTUAL RECEIPT THEREOF OR 3 BUSINESS DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

           12.15 WAIVERS BY BORROWERS. BORROWERS WAIVE (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWERS MAY IN ANY WAY BE LIABLE; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. BORROWERS ACKNOWLEDGE THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWERS. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

           12.16 Confidentiality. Lender agrees to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by the Loan Documents and not disclose any of such information other than (a) to Lender's employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to Lender on a non-confidential basis from a source other than the Borrower, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (d) to any Participating Lender, or other assignees, participants or potential assignees or participants who agree to be bound by the provisions of this
Section 12.16.

           12.17 Release of Certain Borrowers. The Lender agrees that each of AAI/ACL Technologies Europe Limited and AAI MICROFLITE Simulation International Corporation shall not be Borrowers hereunder and that each is hereby released from any and all obligations hereunder and that any and all liens on the assets of each such entity are hereby released.

           IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed in New York, New York, on the day and year specified at the beginning of this Agreement.



                                     UNITED INDUSTRIAL CORPORATION

                                     By: /s/ James Perry
                                         --------------------------------------
                                         Name: James Perry
                                         Title: Vice President



                                     AAI CORPORATION

                                     By: /s/ James Perry
                                         --------------------------------------
                                         Name: James Perry
                                         Title: Vice President



                                     DETROIT STOKER COMPANY

                                     By: /s/ James Perry
                                         --------------------------------------
                                         Name: James Perry
                                         Title: Vice President



                                     AAI ENGINEERING SUPPORT INC.

                                     By: /s/ James Perry
                                         --------------------------------------
                                         Name: James Perry
                                         Title: Vice President



                                     AAI/ACL TECHNOLOGIES, INC.

                                     By: /s/ James Perry
                                         --------------------------------------
                                         Name: James Perry
                                         Title: Vice President

                                     MIDWEST METALLURGICAL LABORATORY , INC.

                                     By: /s/ James Perry
                                         --------------------------------------
                                         Name: James Perry
                                         Title: Vice President


                                                           and



                                     FLEET CAPITAL CORPORATION

                                     By: /s/ Cynthia G. Stannard
                                         --------------------------------------
                                         Name: Cynthia G. Stannard
                                         Title: Vice President







                 [SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

                                   APPENDIX A

                               GENERAL DEFINITIONS

           When used in the Loan and Security Agreement dated as of June 28, 2001, by and between Fleet Capital Corporation and United Industrial Corporation and the other Borrowers, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

           Account Debtor - any Person who is or may become obligated under or on account of an Account.

           Accounts - all accounts, contract rights, chattel paper, instruments, letters of credit, letter-of-credit rights and documents, whether now owned or hereafter created or acquired by any Borrower or in which any Borrower now has or hereafter acquired any interest.

           Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of a Person; or (iii) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person, other than Steel Partners II, L.P. and its affiliates.

           Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A.

           Applicable Margin - the margin applied to each LIBOR Advance and Base Rate Advance, which margin shall fluctuate in accordance with the then existing Fixed Change Coverage Ratio, as follows:

  -------------------------------------------------- ------------ -----------
  FIXED CHARGE COVERAGE RATIO                        LIBOR PLUS   PRIME PLUS
  -------------------------------------------------- ------------ -----------
  Greater than or equal to 2.00                      1.75%              0
  -------------------------------------------------- ------------ -----------
  Greater than or equal to 1.75 but less than 2.00   2.00%              0
  -------------------------------------------------- ------------ -----------
  Greater than or equal to 1.50 but less than 1.75   2.25%           .25 BP
  -------------------------------------------------- ------------ -----------
  Greater than or equal to 1.30 but less than 1.50   2.50%           .50 BP
  -------------------------------------------------- ------------ -----------

           Appraised Machinery and Equipment - the machinery and equipment of each Borrower, used in the day-to-day operations of each such Borrower and appraised by an independent third party appraiser acceptable to Lender and reasonably acceptable to UIC. Such appraisal to be acceptable to Lender.

           Availability - the amount of money which the Borrowers are entitled to borrow from time to time as Revolving Loans, such amount being the difference derived when the sum of the principal amount of Revolving Loans then outstanding (including any amounts which Lender may have paid for the account of Borrowers pursuant to any of the Loan Documents and which have not been reimbursed by any Borrower) and the LC Amount, is subtracted from the Borrowing Base, having deducted therefrom all customary reserves. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

           Bank - Fleet National Bank.

           Base Rate - the rate of interest announced or quoted by the Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by the Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by the Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

           Base Rate Advances - any Loan bearing interest computed by reference to the Base Rate.

           Borrowing Base - as at the date of determination thereof an amount equal to 75% of the aggregate amount of Eligible Accounts arising from Government Contracts; plus 70% of the aggregate amount of Eligible Accounts arising from Non-Government Contracts; plus, 50% of Eligible Inventory; plus, up to $6,855,000 of Appraised Machinery and Equipment; plus up to $10,000,000 of Cash or Cash Equivalents to be held at the Bank or such higher amount as required by the third sentence of Section 1.1.1 of the Agreement; plus the Real Property Overadvance; provided, that the Borrowing Base shall be increased by an amount equal to the Real Property Valuation in accordance with Section 10.3 hereof.

           For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

           Borrowing Notice - the notice requesting a Loan as described in
Section 3.1.1 and 3.14 hereof, to be executed by a Designated Borrower and substantially in the form of Exhibit B hereto.

           Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or Maryland or is a day on which banking institutions located in any such state is closed.

           Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

           Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

           Cash - means money, currency or a credit balance in a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account equivalent by a negotiable certificate of deposit.

           Cash Equivalents - means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's' (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by the Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100 million; and (v) shares of any money market mutual fund that (a) invests solely in the types of investments referred to in clauses (i) through
(iv) above or in substantially similar investments and (b) has a rating of no less than "AAA" from Moody's and an equivalent rating from S&P.

           CERCLA - the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C., ss. 9601 et seq.

           Closing Date - the date on which all of the conditions precedent in
Section 9 of this Agreement are satisfied and the initial Loan is made or the initial Letter of Credit or LC Guaranty is issued under this Agreement, which date shall not, unless otherwise agreed in writing by Lender, be later than June 30, 2001.

           Code - the Uniform Commercial Code as adopted and in force in the State of New York, as from time to time in effect.

           Collateral - all of the Property and interests in Property described in Sections 5.1, 5.3 and 5.4 of this Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

           Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

           Consolidated Fixed Charge Coverage Ratio - means for the period in question, the ratio of (a) the sum of the Borrower's earnings before interest, taxes, depreciation and amortization; minus Capital Expenditures, divided by (b) the sum of cash taxes, dividends, stock repurchases, scheduled principal payments of the Loans, principal payments on Capitalized Lease Obligations and interest, as determined in accordance with GAAP.

           Control Agreement - the Dominion Account Control Agreement executed by and between the Lender, the Borrower and the Bank, and granting to the Lender a first priority security interest in the "financial assets" held in the Dominion Account, substantially in the form of Exhibit K hereto.

           Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP.

           Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

           Default Rate - as defined in Section 2.1.2 of this Agreement.

           Designated Borrower - the persons (not more than three (3)) who shall be officers of UIC or any Borrower, authorized by UIC or such Borrower to execute, any request for or otherwise request a Revolving Loan pursuant to Sections 3.1.1 or 3.1.4 hereof. The names and relevant details of each Designated Borrower shall be notified to the Lender in writing from time to time.

           Detroit Mortgage - a conveyance, mortgage or other similar instrument or instruments, executed and delivered by Detroit and Midwest in favor of the Lender, and granting and conveying to it, as security for the Obligations, a first priority lien on all of the real property owned by such Borrowers in the State of Michigan.

           Distribution - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

           Dominion Account - a special account of Lender established by Borrowers pursuant to this Agreement at a bank selected by Borrower, but acceptable to Lender in its sole discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

           Eligible Account - an Account arising in the ordinary course of the Borrowers' businesses from the sale of goods or rendition of services which Lender, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, an Account shall not be an Eligible Account if:

           (i) it arises out of a sale made by any Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of such Borrower; or

           (ii) it is unpaid for more than 90 days after the original due date shown on the invoice; or

           (iii) 50% or more of the Accounts from the same Account Debtor are not deemed Eligible Accounts hereunder (other than with the U.S. Government); or

           (iv) the total unpaid Accounts of the Account Debtor exceed 20% of the net amount of all Eligible Accounts, to the extent of such excess and unless secured by a letter of credit or payment bond (other than with the U.S. Government); or

           (v) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; or

           (vi) the Account Debtor is also any Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to any Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

           (vii) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent (as defined in clause (ii) of the definition thereof), or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

           (viii) it arises from a sale to an Account Debtor outside the United States, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its reasonable discretion; or

           (ix) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or

           (x) the Account is subject to a Lien other than a Permitted Lien; or

           (xi) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale, other than Accounts arising from progress billings under Government Contracts that are not unpaid for more than 30 days after the original due date shown on the invoice therefor; or

           (xii) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

           (xiii) any Borrower has made any agreement with any Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account.

           Eligible Inventory - such Inventory of any Borrower (other than packaging materials and supplies) which Lender, in its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, Inventory shall not be Eligible Inventory if:

           (i) it is not raw materials or finished goods, or work-in-process that is, in Lender's reasonable opinion, readily marketable in its current form; or

           (ii) it is not in good and saleable condition; or

           (iii) it is slow-moving, obsolete or unmerchantable; or

           (iv) it does not meet in all material respects all standards imposed by any governmental agency or authority; or

           (v) it does not conform in all respects to the warranties and representations set forth in this Agreement; or

           (vi) it is not at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien; or

           (vii) it is not situated at a location in compliance with this Agreement.

           Environmental Claims - any written notices, allegations, summonses, injunctions, citations, complaints, claims, assessments, or judicial or administrative orders arising under any Environmental Laws.

           Environmental Insurance - as defined in Section 10.1 of this Agreement.

           Environmental Laws - any federal, state or local law (including, without limitation, common law), statutes, regulations, rules, judgments or orders, relating to the environment, human health and safety and worker health and safety, and shall include without limitation, CERCLA, the Hazardous Materials Transportation Act, 49 U.S.C.ss.1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq., the Clean Water Act, 33 U.S.C. Sectionss.1251 et seq., the Clean Air Act, 33 U.S.C.ss.2601 et seq., the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.ss.136 et seq., the Oil Pollution Act of 1990, 33 U.S.C.ss. 2701 et seq. and the Occupational Safety and Health Act, 29 U.S.C. ss.651 et seq., as all such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes and any applicable transfer statutes.

           Environmental Lien - any Lien arising under authority of any Environmental Law, whether recorded or unrecorded, in favor of a governmental entity relating to any liability under Environmental Law.

           Environmental Permits - all permits, licenses, grants, variances, approvals and similar authorizations relating to or required by applicable Environmental Laws.

           Equipment and Machinery - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in or forming part of any Borrower's operations or owned by such Borrower or in which such Borrower has an interest, whether now owned or hereafter acquired by such

Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

           ERISA - the Employee Retirement Income Security Act of 1974, as amended and all rules and regulations from time to time promulgated thereunder.

           Event of Default - as defined in Section 11.1 of this Agreement.

           Fiscal Year - shall be January 1 to December 31 of each year for each Borrower.

           GAAP - generally accepted account principles in the United States of America in effect from time to time.

           General Intangibles - all personal property of any Borrower (including things in action) and deposit accounts other than goods, Accounts, chattel paper, documents, instruments and money, whether now owned or hereafter created or acquired by such Borrower.

           Government Contracts - all contracts with governmental departments, agencies or other government or quasi-government entities including any sub-contractors thereof.

           Government Contract Default - a default in any material contract entered into by any Borrower with any government agency, department, subdivision or agent (each a "Government Contract") which would cause a Material Adverse Effect.

           Hazardous Substances - any and all hazardous and toxic substances, wastes or materials, any pollutants, contaminants, or dangerous materials (including, but not limited to, polychlorinated biphenyls, asbestos, volatile and semi-volatile organic compounds, oils, petroleum products and fractions, and any materials which include hazardous constituents or become hazardous, toxic, or dangerous when their composition or state is changed), or any other similar substances or materials which are included under or regulated by any Environmental Law.

           Hunt Valley Mortgage - as defined in the definition of "Mortgages."

           Indebtedness - as applied to a Person means, (i) indebtedness arising from the lending of money by any Person to any Borrower; (ii) indebtedness, whether or not in any such case arising from the lending by any Person of money to any Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to Letters of Credit or LC Guaranties and (v) Indebtedness of any Borrower under any guaranty of obligations that would constitute Indebtedness for money borrowed under clauses (i) through (iii) hereof, if owed directly by such Borrower and (vi) in the case of the Borrowers (without duplication), the Obligations.

           Intellectual Property - all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of UIC and each Borrower as currently conducted that are material to the operations, business, Property assets or financial condition of any such Borrower, as set forth on Exhibit 7.1.6 hereto.

           Interest Period - as applicable to any LIBOR Advance, a period commencing on the date a LIBOR Advance is made, and ending on the date which is one (1) month, two (2) months, three (3) months, or six (6) months later, as may then be requested by a Designated Borrower; provided that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end in the next preceding or succeeding Business Day as is Lender's custom in the market to which such LIBOR Advance relates; (ii) there remains a minimum of one
(1) month, two (2) months, three (3) months or six (6) months (depending upon which Interest Period any Borrower selects and is notified to Lender) in the Original Term (or any Renewal Term then in effect); and (iii) all Interest Periods of the same duration which commence on the same date shall end on the same date.

           Inventory - all of each Borrower's inventory, whether now owned or hereafter acquired including, but not limited to, all goods intended for sale or lease by any Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in any Borrower's business and all documents of title, warehouse receipts and other documents evidencing, and General Intangibles relating to, any of the foregoing, whether now owned or hereafter acquired by any Borrower.

           Investment Property - all of Borrowers' investment property, as such term is defined in the Code, whether now or hereafter acquired.

           Joint Venture Partners - any joint venture, partnership, or other similar arrangement, whether in corporate, partnership or other legal form in which any Borrower holds more than 10% of the stock or other indicia of ownership, provided, that in no event shall any Subsidiary of any Borrower be considered to be a Joint Venture Partner.

           LC Amount - at any time, the aggregate undrawn available amount of all Letters of Credit and LC Guaranties then outstanding.

           LC Guaranty - any guaranty pursuant to which Lender or any Affiliate of Lender shall guaranty the payment or performance by any Borrower of its reimbursement obligation under any letter of credit.

           Letter of Credit - any letter of credit issued by Lender, the Bank or any of Lender's Affiliates for the account of any Borrower.

           LIBOR - as applicable to any LIBOR Advance, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Advance which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two London Banking Days prior to the beginning of such interest period. If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Advance which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance as selected by Lender. The principal London office of each of the major London Banks so selected will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Advance offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance. In the event that Lender is unable to obtain any such quotation as provided above, it will be determined that a LIBOR Rate Advance cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR Advance then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

           LIBOR Advance - any Loan bearing interest computed by reference to the LIBOR Rate

           Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, each Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

           Loan Account - the loan account established on the books of Lender as described in Section 3.6 of this Agreement.

           Loan Documents - this Agreement, the Security Documents and the Other Agreements.

           Loans - the total amount of funds drawn down by the Borrowers, including the Revolving Loans, comprising all Base Rate and all LIBOR Advances made by Lender pursuant to this Agreement, the LC Amount and, all amounts paid by Lender under any LC Guaranty and in connection with any Letter of Credit.

           Lock Box Account - the account or accounts held at the Bank to which the Account Debtors remit all payments and remittances in respect of the Accounts, including, without limitation, all Government Contracts and all Non-Government Contracts.

           London Banking Day - any date on which commercial banks are open for business in London, England.

           Major Contract Fiscal Review Report - the monthly report of each Borrower's outstanding contracts, in form and substance reasonably satisfactory to Lender.

           Material Adverse Effect - any material adverse change to the operations, business, Property, assets or financial position of the Borrower and its Subsidiaries taken as a whole.

           Maximum Credit Facility - $32,000,000.

           Minimum Credit Facility - $25,000,000.

           Mortgaged Property - the real property located in (i) Hunt Valley, Maryland and owned by AAI and (ii) Michigan and owned by Detroit and Midwest and subject to Section 10.2, forming part of the Collateral.

           Mortgages - the (i) Deed of Trust and Security Agreement assigned by First Union to the Lender and granting and conveying to it, as security for the Obligations, a first priority Lien on the Hunt Valley Property, in an amount not to exceed $25,000,000 (the "Hunt Valley Mortgage"), and (ii) the Detroit Mortgage.

           Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

           Non-Government Contracts - all contracts with Account Debtors, other than Government Contracts.

           Notes - means without duplication, the Umbrella Note and the First Union Notes.

           Obligations - all Loans including LIBOR Advances, Base Rate Advances and all other loans, advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from any Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or any of the other Loan Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

           Operating Account - an account maintained by the Borrowers at the Bank, into which, absent the occurrence and during the continuance of an Event of Default, all payments and remittances deposited in the Lock Box Account shall be transferred by the Bank.

           Original Term - as defined in Section 4.1 of this Agreement.

           Other Agreements - any and all agreements, instruments and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower, or any other third party on any such Borrower's behalf and delivered to Lender in respect of the transactions contemplated by this Agreement.

           Overadvance - the amount, if any, by which the outstanding principal amount of Revolving Loans plus the LC Amount exceeds the Borrowing Base.

           Participating Lender - each Person who shall be granted the right by Lender to participate as a "lender" in any of the Loans described in this Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

           PBGC - the Pension Benefit Guaranty Corporation or any successor thereto.

           Permitted Indebtedness - has the meaning specified in Section 8.2.3.

           Permitted Liens - any Lien of a kind specified in Section 8.2.5 of this Agreement.

           Permitted Purchase Money Indebtedness - collectively, the Purchase Money Indebtedness of any Borrower existing on or incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of such Borrower at the time outstanding, does not exceed $1,000,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

           Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

           Phase II Report - as defined in Section 10.1 of this Agreement.

           Plan - an employee pension benefit plan as defined in Section 3(2) of ERISA now or hereafter maintained for employees of any Borrower that is covered by Title IV of ERISA.

           Pledge Agreement - the Pledge Agreement executed by each of UIC in respect of 100% of the stock of AAI and Detroit; AAI in respect of 100% of the stock of ESI and ACL; and Detroit in respect of 100% of the stock of Midwest, substantially in the form of Exhibit E hereto.

           Projections - UIC's and its Subsidiaries' forecasted Consolidated and consolidating (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all prepared on a consistent basis with such entities' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

           Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

           Purchase Money Indebtedness - means and includes (i) Indebtedness (other than for the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than for the Obligations) incurred at the time of or within thirty (30) days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

           Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

           Real Property Appraisal Period - a period commencing on the Closing Date and ending on the six month anniversary of such date.

           Real Property Overadvance - an amount equal to $5,000,000, as adjusted in accordance with Section 10.3 hereof.

           Real Property Valuation - an amount determined by Lender in its discretion, which amount shall be based upon (i) during the Real Property Appraisal Period only, the appraisals of the Mortgaged Property prepared by Lender prior to the date hereof and (ii) (x) an estimation, by an environmental consultant selected by Lender, of any investigation, removal and remediation costs based upon the Phase II Report and if necessary, follow-up studies for the development of a remedial action plan, in respect of such Mortgaged Property or
(y) the value of the Environmental Insurance on such Mortgaged Property.

           Rentals - as defined in Section 8.2.14 of this Agreement.

           Renewal Term - as defined in Section 4.1 of this Agreement.

           Reportable Event - any of the events set forth in Section 4043(b) of ERISA for which notice has not been waived by the PBGC.

           Request for Issuance of Letter of Credit - the notice requesting a Letter of Credit, to be executed by a Designated Borrower and substantially in the form of Exhibit D hereto.

           Reserve Percentage - the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

           Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

           (i) investments in one or more Subsidiaries or Joint Venture Partners to the extent permitted by Section 8.2.2 of this Agreement or to the extent existing on the Closing Date and disclosed to the Lender in writing;

           (ii) Property to be used in the ordinary course of business;

           (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of UIC and its Subsidiaries;


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           (iv) investments in direct obligations of the United States of
           America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

           (v) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and

           (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

           Revolving Loan - a Loan made by Lender as provided in Section 1.1 of this Agreement, being either a Base Rate Advance or a LIBOR Advance.

           Schedule of Accounts - as defined in Section 6.2.1 of this Agreement.

           Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

           Security Documents - Section 5 of this Agreement; the Mortgages; the Pledge Agreement; the Grants of Intellectual Property Security Interest (the "IP Grants") substantially in the form of Exhibit F hereto; the Control Agreement; the Tri-Party Blocked Account Agreement; the financing statements executed pursuant to Section 5 of this Agreement and in connection with the Mortgage, together in each case with Exhibit A thereto; and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

           Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

           Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

           Tangible Total Net Worth - means the Consolidated total net worth of UIC and its Subsidiaries minus any intangible assets, as determined in accordance with GAAP.

           Termination Date - means the earlier to occur of (i) the last day of
(a) the Initial Term, or (b) any Renewal Term or (ii) the termination of this Agreement pursuant to Section 4 hereof.

           Tri-Party Blocked Account Agreement - the Tri-Party Blocked Account Agreement among the Lender, the Borrower and the Bank, granting to the Lender a first priority security interest in the moneys held in the Lock Box Account, and substantially in the form of Exhibit C.

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           Umbrella Note - a revolving promissory note of the Borrowers payable to the Lender, substantially in the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrowers to such Lender resulting from the Loans.

           Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

           Other Terms. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

           Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.















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